SCHEDULE 14A
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[_]   Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-
      12
                      AUDIOVOX CORPORATION

               ----------------------------------
        (Name of Registrant as Specified In Its Charter)
               ----------------------------------
     (Name of Person(s) Filing Proxy Statement if other than
                         the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11
     (1) Title of each class of securities to which transaction applies:

          -------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

          -------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          -------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------

     (5)  Total fee paid:

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[_]   Fee paid previously with preliminary materials.
[_]   Check box if any part of the fee is offset as  provided
      by  Exchange  Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid  previously.
      Identify the previous filing by registration  statement
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     (3)  Filing Party:

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     (4)  Date Filed:

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                [Audiovox Corporation Letterhead]



                                                 October 18, 1996



Dear Fellow Shareholder:



          Your officers and directors join me in inviting you to attend a Special Meeting of Shareholders of Audiovox Corporation
to be held on [         ], November [  ], 1996 at 10:00 A.M., New
York City time at the offices of the Company, 150 Marcus Blvd., Hauppauge, New York. The formal notice of this meeting and the Proxy Statement accompany this letter.

          At the Special Meeting, the Shareholders will be asked to consider and vote upon the issuance of up to 10,725,000 Class A Common Stock in exchange for the Company's 6 1/4% Convertible Subordinated Debentures due 2001. This new financial initiative that the Board of Directors has authorized should improve our capital structure and allow us to grow our wireless and automotive businesses.

          Specifically, the Board has approved a plan to offer to exchange the Company's 6 1/4% Convertible Subordinated Debentures due 2001 for 165 shares of Class A Common Stock. The Exchange Offer is subject to certain conditions including, among others, approval by the Shareholders of the issuance of the Class A Common Stock necessary to effect the Exchange Offer. The Proxy Statement accompanying this letter explains in more detail the proposal upon which the Shareholders will be asked to vote, and contains important financial statements and other information regarding the proposed transaction and its effect on the Company. We urge you to read it carefully.

          The Exchange Offer would allow the Company to increase its equity base by approximately $60 million after all related charges (assuming 100% participation in the Exchange Offer). In addition to an immediate positive effect on our earnings due to the reduction of interest and debt service costs, our strengthened equity base will permit us to grow in tandem with the rapidly expanding technology markets in which we compete.

          As of October 16, 1996, the number of outstanding shares of Class A Common Stock are 7,233,834 and Class B Common Stock are 2,240,954. Assuming 100% of the holders of the Debentures participate in the Exchange, the number of shares of Class A Common Stock to be issued will be 10,725,000.

          As I have reported to you, Audiovox has taken a number of steps to increase shareholder value. We have reduced corporate overhead; closed unprofitable retail locations;
strengthened the performance of our remaining locations;
introduced exciting new wireless and automotive products; and entered new, rapidly growing international markets in Asia, Europe and Latin America.

          Please note that regardless of the outcome of the Shareholder vote and of the Exchange Offer, I believe the Company remains well-positioned financially, operationally and strategically to grow. I intend to vote my personal holdings in the Company's voting common stock (currently constituting approximately 74.4% of the Company's outstanding voting power), which will assure passage of the Shareholder vote in favor of the issuance of the necessary Class A Common Stock.

          Management and the Board of Directors are convinced that the Exchange Offer is an important part of Audiovox's long-term strategy to improve our financial strength and meet our growth objectives even though there will be an increased number of shares outstanding after the transaction.

          I strongly believe that this transaction is in the best interests of the Company and its shareholders even though my personal ownership percentage in the Company will be reduced.

          I look forward to seeing you at the Shareholders' meeting and to your continued support of our Company.

                              Sincerely,


                              /s/ John Shalam
                              John Shalam
                              President and Chief Executive
                              Officer


                      AUDIOVOX CORPORATION
                        150 Marcus Blvd.
                      Hauppauge, NY  11788
                       ------------------
            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD ON NOVEMBER [   ], 1996

To the Shareholders of Audiovox Corporation:

          NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Audiovox Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, 150 Marcus Blvd., Hauppauge, NY 11788, on [day], November [ ], 1996 at 10:00 A.M., New York City time (the "Special Meeting"), for the purpose of approving the issuance of up to 10,725,000 shares of Class A Common Stock, par value $.01 (the "Class A Common Stock"), in exchange for the Company's 6 1/4%
Convertible Subordinated Debentures, due March 15, 2001 (the "Convertible Debentures"), and to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

          At the request of the American Stock Exchange, Shareholders are being asked to approve the foregoing matters in accordance with the rules of the American Stock Exchange which require shareholder approval prior to the issuance of common stock equal to 20% or more of the presently outstanding stock in certain circumstances.

          Assuming the American Stock Exchange rules are not otherwise satisfied, failure to obtain shareholder approval for such issuance would prevent the consummation of an exchange offer (the "Exchange Offer"), commenced on October 18, 1996, upon terms and conditions set forth in an Offering Circular and in an accompanying Letter of Transmittal (the "Letter of Transmittal," and, with the Offering Circular, the "Exchange Offer Documents") to exchange each $1,000 principal amount of its Convertible Debentures into 165 shares of its Class A Common Stock.

          Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying Proxy
Statement.

          Mr. John J. Shalam (the "Majority Shareholder"), President and Chief Executive Officer of the Company, currently owns or controls approximately 74.4% of the Company's voting power. Mr. Shalam has advised the Company that he intends to vote in favor of the Proposal and, accordingly, passage of the Proposal is assured.

          The close of business on October 21, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

          We hope that you plan to attend the Special Meeting. However, if you are not able to join us, we urge you to exercise your right as a shareholder and vote. Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Special Meeting and vote in person even if you have previously mailed your proxy card.

                              By Order of the Board of Directors,
                              CHRIS L. JOHNSON
                              Secretary

Hauppauge, New York
[         ], 1996

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. EACH SHAREHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.


                                                PRELIMINARY PROXY

                      AUDIOVOX CORPORATION
                        150 MARCUS BLVD.
                      HAUPPAUGE, NY  11788

                        -----------------
                         PROXY STATEMENT
                        -----------------

          This Proxy Statement is furnished to the holders (the "Shareholders") of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock," and, together with the Class A Common Stock, the "Shares"), of Audiovox Corporation,
a Delaware corporation (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies (a "Proxy" or "Proxies") for use at a Special Meeting of Shareholders to be held at the offices of the Company, 150 Marcus
Blvd., Hauppauge, New York 11788, on [                  ], [
], 1996, at 10:30 A.M., New York City time (the "Special
Meeting") and at any adjournment or postponement thereof, for the purpose of approving the issuance of up to 10,725,000 shares of Class A Common Stock (the "Proposal") in exchange for the Company's 6 1/4% Convertible Subordinated Debentures (the "Convertible Debentures"), due March 15, 2001.

          The purpose of the Exchange Offer is to increase the Company's equity base to provide it with financial flexibility for future growth.

          The cost of preparing, assembling and mailing the Notice of Special Meeting of Shareholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Shares for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such Shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is October 21, 1996.

          If the enclosed Proxy is properly executed and returned, the Shares represented thereby will be voted and if a choice is specified in the Proxy, the Shares represented thereby will be voted in accordance with the specifications so made. Any Proxy on which no direction is specified will be voted in favor of the Proposal.

          A Proxy may be revoked by a Shareholder at any time before its exercise by filing with Chris L. Johnson, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed Proxy bearing a later date, or by attendance at the Special Meeting and electing to vote in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a Proxy.

          The close of business on October 21, 1996 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of Shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.


                             VOTING

          As of the Record Date, there were [6,983,834] shares of Class A Common Stock and 2,260,954 shares of Class B Common Stock outstanding. The shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis. Each holder of Class A Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to ten votes for each share held by such holder. For purposes of this Proxy Statement, shares of Class A Common Stock and Class B Common Stock vote as one class.

          A majority of the Shares entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Special Meeting for determining the presence of a quorum. The affirmative vote of the majority of the voting power represented by the outstanding Shares is necessary to approve the Proposal. Mr. John J. Shalam (the "Majority Shareholder"), President and Chief Executive Officer of the Company, currently owns or controls approximately 74.4% of the Company's voting power. Mr. Shalam has advised the Company that he intends to vote in favor of the Proposal and, accordingly, passage of the Proposal is assured. The Shareholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the Special Meeting to serve as the inspector of election at the Special Meeting and who has executed and verified an oath of office. Abstentions and broker nonvotes are included in the determination of the number of Shares present at the meeting for quorum purposes but are not counted in the tabulation of the votes cast on the Proposal. Thus, an abstention from voting has the same legal effect as a vote "against" the matter, even though the Shareholder may interpret such action differently.


                  SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of October 18, 1996, certain information with respect to the beneficial ownership of any Class of Common Stock by all stockholders known by the Company to own beneficially more than five percent (5%) of the outstanding shares of any class of Common Stock, each director, each executive officer and all directors and executive officers of the Company as a group:


                                 Title of         Sole         Percent
                                   Class        Voting or      of Class
                                 of Common      Investment      <FN3>
Name and Address<FN1>              Stock        Power<FN2>      <FN5>
---------------------            ----------     -----------   ----------
John J. Shalam                    Class A       5,242,565<FN4>    56.4
150 Marcus Blvd.                  Class B       1,883,198         83.3
Hauppauge, NY

Philip Christopher                Class A         265,154          2.9
150 Marcus Blvd.                  Class B         260,954         11.5
Hauppauge, NY

All directors and officers as     Class A       5,566,219<FN5>    59.8
  a group (9 persons)             Class B       2,144,152         94.8
----------------------

<FN1> Cede & Co., nominee of Depository Trust Co., 55 Water
      Street, New York, New York 10041, was the record owner of [3,046,490] shares of Class A Common Stock and it is believed that none of such shares was beneficially owned.

<FN2> Includes as beneficially owned for each person listed those shares of Class A Common Stock into which Class B Common Stock beneficially owned by such person may be converted upon the exercise of the conversion right of the Class B Common Stock.

<FN3> Does not give effect to the issuance of 3,672,316 shares of
      Class A Common Stock issuable upon conversion of the Convertible Debentures at $17.70 per share or up to 10,725,000 shares of Class A Common Stock which may be issued in exchange for the Convertible Debentures pursuant to the Exchange Offer or otherwise. The number of shares issuable upon conversion of the Convertible Debentures is subject to adjustment in accordance with the terms of the Indenture.
      The Exchange Offer is not an event that will result in the adjustment of such conversion price.

<FN4> The amount shown excludes 116,802 shares of Class B Common
      Stock and 2,202 shares of Class A Common Stock held in three irrevocable trusts for the benefit of Ari David and Marc Shalam, the children of John J. Shalam, with respect to which shares of Mr. Shalam disclaims any beneficial ownership.

<FN5> Includes 58,500 shares of Class A Common Stock issuable upon the exercise of options exercisable within 60 days of October 18, 1996.



             INTEREST OF CERTAIN PERSONS IN MATTERS
                        TO BE ACTED UPON

          Martin Novick, Vice President, Consumer Electronics, and former Director of the Company, owns $222,000 in aggregate principal amount of Convertible Debentures.


               PROPOSAL TO ISSUE 10,725,000 SHARES
                     OF CLASS A COMMON STOCK
              IN EXCHANGE FOR CONVERTIBLE DEBENTURES

Description of the Proposal
---------------------------

          The Proposal is to approve the issuance of up to 10,725,000 shares of Class A Common Stock in exchange for the Convertible Debentures. The Board of Directors has determined that it is in the best interest of the Company to purchase the Convertible Debentures and make an exchange offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth in an Offering Circular (the "Offering Circular"), and in the accompanying Letter of Transmittal (the "Letter of Transmittal," with the Offering Circular collectively referred to as the "Exchange Offer Documents"), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act"), to holders of its 6 1/4% Convertible Subordinated Debentures due 2001 (the "Convertible Debentures") to exchange each $1,000 principal amount of such Convertible Debentures into 165 shares of Class A Common Stock. The full text of the Offering Circular is attached to this Proxy Statement as Exhibit A. The Board has adopted a resolution authorizing the Proposal and the Exchange Offer and has directed that the Proposal be submitted to the shareholders for their consideration.

          After the expiration date of the Exchange Offer, if fewer than all of the Convertible Debentures have been tendered and exchanged in the Exchange Offer, the Company may, or may cause any affiliate to, purchase additional Convertible
Debentures in the open market, in privately negotiated transactions, through subsequent exchange offers or otherwise or may seek to cause the Convertible Debentures to be retired or defeased. Any future purchases or exchanges may be for other securities or for cash and may be on the same terms or on terms that are more or less favorable to holders than the terms of the Exchange Offer. Any future purchases or exchanges by the Company or any affiliate will depend on various factors at that time.


Proposed Exchange Offer
------------------------

          The Company is currently offering, upon the terms and subject to the conditions set forth in the Offering Circular and in its accompanying Letter of Transmittal, to exchange each $1,000 principal amount of the Company's Convertible Debentures for 165 shares of Common Stock. The expiration date of the Exchange Offer will be ___________, 1996, unless extended before such time (the "Expiration Date"). The Company proposes to consummate the Exchange Offer on or before ____________, 1996. It is the Company's intention to exchange and retire all Convertible Debentures tendered to and accepted by the Company pursuant to the Exchange Offer.

          After the expiration date of the Exchange Offer, if fewer than all of the Convertible Debentures have been tendered and exchanged in the Exchange Offer, the Company may, or may cause any affiliate to, purchase additional Convertible
Debentures in the open market, in privately negotiated transactions, through subsequent exchange offers or otherwise or may seek to cause the Convertible Debentures to be retired or defeased. Any future purchases or exchanges may be for other securities or for cash and may be on the same terms or on terms that are more or less favorable to holders than the terms of the Exchange Offer. Any future purchases or exchanges by the Company or any affiliate will depend on various factors at that time.

          The purpose of the Exchange Offer is to increase the Company's equity base to provide it with financial flexibility for future growth.

          Convertible Debentures may be tendered and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof. Holders of Convertible Debentures delivered to the Exchange Agent will be entitled to any payment in respect of accrued and unpaid interest on the converted securities up to, but not including, the date the Convertible Debentures are accepted for exchange by the Company (the "Exchange Offer Acceptance Date").

          Tendering holders of Convertible Debentures will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Convertible Debentures pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer.

          The obligation of the Company to consummate the Exchange Offer is subject to certain conditions, including, among others, approval of the Proposal by the Shareholders.
Accordingly, the Exchange Offer will be extended until such time as the Shareholders have approved the Proposal.

          If any of the conditions set forth in the Offering Circular shall not be satisfied, the Company may, subject to applicable law, (i) terminate the Exchange Offer and return all Convertible Debentures tendered pursuant to the Exchange Offer to tendering holders; (ii) extend the Exchange Offer and retain all tendered Convertible Debentures until the Expiration Date for the extended Exchange Offer; (iii) amend the terms of the Exchange Offer or modify the consideration to be provided by the Company pursuant to the Exchange Offer; or (iv) waive the unsatisfied conditions with respect to the Exchange Offer and accept all Convertible Debentures tendered pursuant to the Exchange Offer.

          The Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is open by giving oral or written notice of such extension to Continental Stock Transfer & Trust Company, the exchange agent (the "Exchange Agent"), and making a public announcement thereof as described below. During any extension of the Exchange Offer, all Convertible Debentures previously tendered pursuant thereto and not exchanged or withdrawn will remain subject to the Exchange Offer and may be accepted for exchange by the Company at the expiration of the Exchange Offer subject to the right of a tendering holder to withdraw his Convertible Debentures. Under no circumstances will interest on the consideration to be paid in the Exchange Offer be paid by the Company by reason of any such extension.

          The Company also expressly reserves the right, subject to applicable law, (i) to delay acceptance for exchange of any Convertible Debentures or, regardless of whether such Convertible Debentures were theretofore accepted for exchange, to delay the exchange of any Convertible Debentures pursuant to the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any Convertible Debentures, if any of the conditions to the Exchange Offer specified herein fail to be satisfied by giving oral or written notice of such delay or termination to the Exchange Agent; (ii) to waive any condition to the Exchange Offer and accept all the Convertible Debentures tendered; and (iii) at any time, or from time to time, to amend the terms of Exchange Offer in any respect, including the consideration to be paid in the Exchange Offer. The reservation by the Company of the right to delay exchange or acceptance for exchange of Convertible Debentures is subject to the provisions of Rule 13e-4(f)(5) under the Exchange Act, which requires that the Company pay the consideration offered or return the Convertible Debentures deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the Exchange Offer. Any extension, delay, termination or amendment of the Exchange Offer will be followed as promptly as practicable by a public announcement thereof.

          If the Company increases or decreases the consideration given in the Exchange Offer or the amount of Convertible Debentures sought in the Exchange Offer, the Exchange Offer will remain open at least ten business days from the date that the Company first publishes, sends or gives notice, by public announcement or otherwise, of such increase or decrease. The Company has no current intention to increase or decrease the consideration given in the Exchange Offer currently offered or the amount of Convertible Debentures sought to be purchased.

          For information with respect to the Exchange Offer and certain pro forma financial effects of the Exchange Offer, see the Offering Circular under the heading "Summary Selected
Consolidated Financial Data -- Summary Pro Forma Financial Data" and "The Exchange Offer."

Reasons for the Proposal
------------------------

         As of October 18, 1996, there were [7,233,834] shares of Class A Common Stock issued and outstanding. These shares are listed on the American Stock Exchange under the symbol "VOX." As of October 16, 1996, the closing market price of the Class A Common Stock was $6-1/16 per share and, as of September 30, 1996, the book value per share was $12.89 per share.

         If 100% of the holders of the Convertible Debentures tender such Convertible Debentures into the Exchange Offer, the Company will be required to issue up to 10,725,000 shares of Class A Common Stock, representing an increase in outstanding Class A Common Stock of greater than 20% or more. The exchange ratio offered to the holders of the Convertible Debentures equates to $6.061 per share.

         Section 713(a)(ii) of the American Stock Company Guide requires shareholder approval as a prerequisite to approval of applications to list additional shares to be issued in connection with a transaction involving the issuance by a company of common stock equal to 20% or more of presently outstanding stock for less than the greater of book or value of the stock. The Class A Common Stock to be issued pursuant to the Exchange Offer will be for more than 20% of the currently outstanding Class A Common
Stock and will be at a price equivalent that is below book value of the Class A Common Stock as of the date hereof. The American Stock Exchange has requested the Company obtain Shareholder approval of the issuance of up to 10,725,000 shares of Class A Common Stock in exchange for Convertible Debentures.

         In the event that the Shareholders do not approve the Proposal and the requirements of the American Stock Exchange are not otherwise satisfied to permit the issuance of the required shares, the Exchange Offer will be terminated. The Majority Shareholder has advised the Company that he intends to vote in favor of the Proposal and, accordingly, passage of the Proposal is assured.

          There can be no assurance that the proposed Exchange
Offer will be consummated even if the Proposal is adopted or that the terms of the Exchange Offer will not change substantially from those described above.

Certain Consequences of the Proposal
------------------------------------

          The Proposal would not change any of the terms of the Company's Class A Common Stock or Class B Common Stock (which are identical, except that the Common Stock has one vote per share and Class B Common Stock has ten votes per share), but would result in the issuance of additional shares of Class A Common Stock, which the Company, under the Certificate of Incorporation, is already authorized to issue. For a detailed discussion of the specific consequences of the Proposal, see the Offering Circular under the heading "Risk Factors--Possible
Volatility of Stock Prices; Effect of Exchange Offer on Stock Prices," "--History of Losses; Effect of Transactions," "--Shares Eligible for Future Sales; Dilution," "--Voting Rights of Class A Common Stock and Voting Control by Principal Shareholder."

Appraisal Rights
----------------

          There are no rights of appraisal or similar rights of dissenters with respect to the Proposal.

Effectiveness
-------------

          If approved by the Shareholders, the Proposal will become effective immediately.

          THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A
VOTE FOR THE PROPOSAL.


                          OTHER MATTERS

          The Board of Directors is not aware of any matters not set forth herein that may come before the Special Meeting. If, however, further business properly comes before the Special Meeting, the persons named in the proxies will vote the Shares represented thereby in accordance with their judgment.


          SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

          Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting, such proposals must be received by the Company not later than November 30, 1996. Proposals should be directed to the attention of the Secretary of the Company and must comply with all applicable statutes and regulations.


              FINANCIAL INFORMATION ON THE COMPANY

          Financial information on the Company is included in (i) the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, as amended on March 26, 1996 and on April 30, 1996 (the "1995 Form 10-K"); (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 1996 (the "First Quarter 1996 Form 10-Q"); (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (the "Second Quarter 1996 Form 10-Q"); and (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996 (the "Third Quarter 1996 Form 10-Q" and, together with the First Quarter 1996 Form 10-Q and the Second Quarter 1996 Form 10-Q collectively referred to as the "1996 10-Qs"), which information is incorporated by reference.

          A copy of the 1995 Form 10-K and a copy of each of the 1996 Form 10-Qs has, concurrent with the delivery of this Proxy
Statement, been separately provided to the Company's shareholders.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference in this Proxy Statement: (i) the 1995 Form 10-K; (ii) the Company's Current Report on Form 8-K dated March 7, 1996; (iii) the First Quarter 1996 Form 10-Q; (iv) the Second Quarter 1996 Form 10-Q;
(v) the Third Quarter 1996 Form 10-Q; and (vi) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated May 21, 1987.

          The Company also incorporates herein by reference all documents and reports subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(a) of the Exchange Act after the date of this Proxy Statement and prior to the Shareholders' meeting. Such documents and reports shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Proxy Statement.

          The Company will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (except the 1995 Form 10-K and the 1996 Form 10-Qs which have been separately provided to the Company's shareholders, concurrent with the delivery of this Proxy Statement), other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Chris L. Johnson, Secretary, Audiovox Corporation, 150 Marcus Boulevard, Hauppauge, New York 11788, telephone 516-231-7750.


                              By Order of the Board of Directors,
                              CHRIS L. JOHNSON
                              Secretary

[              ], 1996




                           PROXY CARD

PROXY                                                       PROXY
-----                                                       -----

                      AUDIOVOX CORPORATION

         (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


          The undersigned holder of Class A Common Stock or Class B Common Stock, as the case may be, of AUDIOVOX CORPORATION, revoking all proxies heretofore given, hereby constitutes and appoints Philip Christopher and Charles M. Stoehr, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at a Special Meeting of Shareholders of AUDIOVOX CORPORATION, to be held at the offices of the Company, 150 Marcus Blvd., Hauppauge, New York 11788, on [
], [                  ], 1996 at 10:30 A.M., New York City time,
and at any adjournments or postponements thereof.

          The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

          Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the Proposal set forth on the reverse side.

          PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE
SIDE


                THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE FOR THE PROPOSAL

1.    Proposal to issue up to an additional 10,725,000 shares of
      Class A Common Stock in exchange for 6 1/4% Convertible
      Subordinated Debentures due March 15, 2001.
      FOR [_]           AGAINST [_]        ABSTAIN [_]

2. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

          The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the Proposal and in accordance with their discretion on such other matters as may properly come before the meeting.

                                   Dated:                  , 1996
                                         ------------------

                                   ------------------------------

                                   ------------------------------
                                             Signature(s)
                                   (Signature(s) should conform
                                   to names as registered.  For
                                   jointly owned shares, each
                                   owner should sign.  When
                                   signing as attorney, executor,
                                   administrator, trustee,
                                   guardian or officer of a
                                   corporation, please give full
                                   title.)

         PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY


                                                      Exhibit A

OFFERING CIRCULAR

                      AUDIOVOX CORPORATION

  OFFER TO EXCHANGE EACH $1,000 PRINCIPAL AMOUNT OF ITS 6 1/4%
   CONVERTIBLE SUBORDINATED DEBENTURES DUE MARCH 15, 2001 INTO
             165 SHARES OF ITS CLASS A COMMON STOCK


     Audiovox Corporation (the "Company") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Offering Circular (the "Offering Circular"), and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange each $1,000 principal amount of its 6 1/4% Convertible Subordinated Debentures due March 15, 2001 (the "Convertible Debentures") into 165 shares of its Class A Common
Stock, par value $.01 share (the "Class A Common Stock").    As
of the date of this Offering Circular, there are Convertible Debentures in the aggregate principal amount of $65 million outstanding. The Exchange Offer is being made for the entire outstanding principal amount of the Convertible Debentures.
The Convertible Debentures currently provide that the holder may convert such securities into Class A Common Stock at a conversion price of $17.70. After the expiration of the Exchange Offer the holders of Convertible Debentures will only be able to convert such securities into Class A Common Stock at such $17.70 conversion price (as such price may be adjusted in certain events).

     Payment will be made in respect of accrued and unpaid interest on Convertible Debentures exchanged pursuant to the Exchange Offer up to, but not including, the date of the exchange of the Convertible Debentures for the Class A Common Stock. The terms and conditions of the Exchange Offer will not be applicable to any Convertible Debentures that are not accepted pursuant to the Exchange Offer, or which are delivered for exchange after the Expiration Date.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 1996, UNLESS EXTENDED (SUCH DATE AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). CONVERTIBLE DEBENTURES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. AFTER THE EXPIRATION DATE, CONVERTIBLE DEBENTURES TENDERED IN THE EXCHANGE OFFER MAY NOT BE WITHDRAWN UNLESS THE EXCHANGE OFFER IS TERMINATED OR EXPIRES WITHOUT CONSUMMATION THEREOF.

     Notwithstanding any other provision of the Exchange Offer, the Company's obligation to accept for exchange, and to exchange, Convertible Debentures properly tendered and not withdrawn pursuant to the Exchange Offer is conditioned upon certain conditions (including, among others, approval by the shareholders of the Company at a special meeting (the "Special Meeting") of the shareholders of the issuance of the Class A Common Stock necessary to effect the Exchange Offer) set forth under "The Exchange Offer--Conditions to the Exchange Offer." Mr. John J. Shalam, President and Chief Executive Officer of the Company, currently owns or controls approximately 74.4% of the Company's voting power. Mr. Shalam has advised the Company that he intends to vote in favor of the issuance of Class A Common Stock to effect the Exchange Offer and, accordingly, satisfaction of the condition with respect to the above shareholder approval is assured. The Special Meeting to be called to vote upon the issuance of the Class A Common Stock is tentatively scheduled for November 19, 1996. The record date for such Special Meeting is October 21, 1996. However, the proxy materials to be mailed to shareholders in connection with the above Special Meeting is subject to review by the Securities and Exchange Commission, and, accordingly, the date of the Special Meeting (and, consequently, the Expiration Date) may be delayed beyond November 19, 1996. If the conditions of the Exchange Offer are satisfied or waived and the Convertible Debentures are accepted by the Company for exchange, the Class A Common Stock will be exchanged on or promptly after the date on which the Convertible Debentures are accepted for exchange (the "Exchange Offer Acceptance Date"). Under no circumstances will any additional interest be payable because of any delay in the transmission of Common Stock or funds to holders of Convertible Debentures. Subject to applicable securities laws and the terms set forth in this Offering Circular, the Company reserves the right (i) to waive any and all conditions to the Exchange Offer, (ii) to extend the Exchange Offer or (iii) otherwise to amend the Exchange Offer in any respect.

     The terms of the Exchange Offer equate to approximately $6.061 principal amount of Convertible Debentures for each share of Class A Common Stock received in the Exchange Offer. The Class A Common Stock and the Convertible Debentures are both traded on the American Stock Exchange ("AMEX"), the symbols of which are "VOX" and "VOXA," respectively. On October 16, 1996, the last reported sales prices of the Class A Common Stock and the Convertible Debentures on the AMEX was $6 1/16 per share and $76 1/2 per Convertible Debenture, respectively.

     See "Risk Factors" on page 14 for a discussion of certain factors that should be carefully considered in connection with the exchange offered hereby.

                        ----------------
                            IMPORTANT

     Any beneficial holder of Convertible Debentures desiring to tender all or any portion of his Convertible Debentures should either (i) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver it, together with the certificates representing tendered Convertible Debentures and any other required documents, to Continental Stock Transfer & Trust Company (the "Exchange Agent") or tender such Convertible Debentures pursuant to the procedure for book-entry transfer set forth in "The Exchange Offer -- Procedures for Tendering" or (2) request his broker, dealer, commercial bank, trust company or nominee to effect the transaction for him. BENEFICIAL HOLDERS WHOSE CONVERTIBLE DEBENTURES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT SUCH PERSON IF THEY DESIRE TO TENDER THEIR CONVERTIBLE DEBENTURES. Holders who wish to tender Convertible Debentures and whose certificates representing such Convertible Debentures are not immediately available or who cannot comply with the procedures for book entry transfer on a timely basis may tender such Convertible Debentures by following the procedures for guaranteed delivery set forth in "The Exchange Offer -- Procedures for Tendering."

                       -------------------

     The date of this Offering Circular is October 18, 1996.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on November 19, 1996 (such time and date, the "Expiration Date"), unless the Company, in its sole discretion, extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date at which the Exchange Offer, as so extended by the Company, shall expire. As noted earlier, the Expiration Date will be extended should the Special Meeting be held after November 19, 1996. See "The Exchange Offer -- Expiration; Extension; Termination; Amendment." Convertible Debentures may be tendered and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof.

                     ----------------------

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER ANY HOLDER OF CONVERTIBLE DEBENTURES SHOULD TENDER CONVERTIBLE DEBENTURES PURSUANT TO THE EXCHANGE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFERING CIRCULAR OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATIONS, INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities covered by this Offering Circular, nor does it constitute an offer to sell or a solicitation of an offer to buy any such securities by any person in any jurisdiction in which such offer or solicitation would be unlawful.

     The Exchange Offer is being made by the Company in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) thereof. The Company therefore will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Convertible Debentures. Officers, directors and regular employees of the Company may solicit tenders of Convertible Debentures but they will not receive additional compensation therefor.

     IN DECIDING WHETHER TO ACCEPT THE EXCHANGE OFFER, HOLDERS OF
CONVERTIBLE DEBENTURES MUST RELY ON THEIR OWN EXAMINATION OF THE
COMPANY AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS
AND RISKS INVOLVED.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT PASSED UPON THE FAIRNESS OF SUCH TRANSACTION NOR CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     For New Hampshire Residents

          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ("RSA") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Offering Circular: (i) the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, as amended on March 26, 1996 and on April 30, 1996 (the "1995 Form 10-K"); (ii) the
Company's Current Report on Form 8-K dated March 7, 1996; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended February 29, 1996 (the "First Quarter 1996 Form 10-Q"); (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (the "Second Quarter 1996 Form 10-Q"); (v) the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996 (the "Third Quarter 1996 Form 10-Q"); (vi) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated May 21, 1987; and (vii) the Indenture (as defined herein) contained in Exhibit C of the Company's Current Report on Form 8-K dated March 15, 1994, all of which have been filed with the Commission (File No. 1-9532).

     The Company also incorporates herein by reference all documents and reports subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offering Circular and prior to termination of this offering. Such documents and reports shall be deemed to be incorporated by reference in this Offering Circular and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Offering Circular.

     The Company will provide without charge to each person to whom a copy of this Offering Circular has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Chris L. Johnson, Secretary, Audiovox Corporation, 150 Marcus Boulevard, Hauppauge, New York 11788, telephone 516-231-7750.

                      AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Schedule 13E-4, which term shall encompass any amendments thereto, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Exchange Offer. This Offering Circular does not contain all the information set forth in the Schedule 13E-4 and the exhibits thereto, to which reference is hereby made for further information about the Company and the Exchange Offer.

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports, proxy and information statements, and other information with the Commission. The Schedule 13E-4 and all reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 700 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains an electronic Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, the address of such Web Site being (http://www.sec.gov).

     The Company will provide without charge to each person to whom a copy of this Offering Circular has been delivered, on the written and oral request of such person, a copy of the Schedule 13E-4. Requests for such copies should be directed to: Chris L. Johnson, Secretary, Audiovox Corporation, 150 Marcus Boulevard, Hauppauge, New York 11788, telephone 516-231-7750.

     The Convertible Debentures and the Common Stock are listed on AMEX, and all reports, proxy and information statements, and other information filed with the Commission also may be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

                     ----------------------

                        TABLE OF CONTENTS

Available Information                                    5
Offering Summary                                         6
Summary Selected Consolidated Financial Data             10
Pro Forma Financial Data                                 12
Risk Factors                                             14
The Exchange Offer                                       24
The Company                                              32
Description of the Convertible Debentures                34
Description of Capital Stock                             45
Certain Federal Income Tax Considerations                50
Interest in Convertible Debentures                       53
Contracts, Arrangements, Understandings or
 Relationships with Respect to the
 Convertible Debentures                                  53


                        OFFERING SUMMARY

     The following is a summary of certain information included in this Offering Circular or in documents incorporated by reference herein. It is not intended to be complete and is qualified in its entirety by the more detailed information found elsewhere in this Offering Circular or in such documents, which should be read with care. As used herein, unless the context otherwise requires, the "Company" refers to Audiovox Corporation and its consolidated shareholders. As used herein, the term "Offering Circular" shall mean this Offering Circular and all Appendixes and Exhibits hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time. The term "Exchange Offer" shall mean the offering contemplated hereby. References to the Company's fiscal year shall refer to the calendar year in which the Company's fiscal year ends (e.g., fiscal year 1995 refers to the Company's fiscal year ended November 30, 1995).

                           THE COMPANY

     Audiovox Corporation (together with its subsidiaries, the "Company" or "Audiovox") designs and markets cellular telephones and accessories, automotive aftermarket sound and security equipment, other automotive aftermarket accessories, and certain other products. The Company's corporate headquarters is located at 150 Marcus Boulevard, Hauppauge, New York 11788, and its telephone number at that address is 516-231-7750.

                       THE EXCHANGE OFFER

The Offering               The Company is offering to
                           exchange each $1,000 principal amount
                           of Convertible Debentures tendered to
                           the Company prior to the Expiration
                           Date and accepted by the Company for
                           165 shares of Class A Common Stock
                           (the "Exchange Offer Consideration").
                           The terms of the Exchange Offer
                           equate to $6.061 principal amount of
                           Convertible Debentures for each share
                           of Class A Common Stock received in
                           the Exchange Offer.  The Convertible
                           Debentures currently provide that the
                           holders may convert such securities
                           into Class A Common Stock at a
                           conversion price of $17.70.  Although
                           the Company has no current intention
                           to do so, if it should modify the
                           Exchange Offer Consideration, the
                           modified consideration would be
                           applicable with regard to all
                           Convertible Debentures accepted in
                           the Exchange Offer, including those
                           tendered before the announcement of
                           the modification.  If the Exchange
                           Offer consideration is modified, the
                           Exchange Offer will remain open at
                           least ten business days from the date
                           the Company gives notice by public
                           announcement or otherwise, of such.
                           See "The Exchange Offer -- Terms of
                           the Exchange Offer."

Purpose of Offering        The purpose of the Offering is
                           to increase the Company's equity base
                           to provide it with financial
                           flexibility and increase its ability
                           to take advantage of business
                           opportunities in its markets.

Expiration Date            5:00 p.m., New York City time,
                           on November 19, 1996, unless extended
                           by the Company. See "The Exchange
                           Offer -- Expiration; Extensions;
                           Termination; Amendment.  The
                           Expiration Date will be extended in
                           the event the Special Meeting (as
                           defined below) occurs later than
                           November 19, 1996.  After expiration
                           of the Exchange Offer, the
                           Convertible Debentures will be
                           convertible into Class A Common Stock
                           at a conversion price of  $17.70 (as
                           such price may be adjusted in certain
                           events).

Withdrawal of Tenders      Tenders of Convertible
                           Debentures may be withdrawn at any
                           time prior to the expiration of the
                           Exchange Offer. Thereafter, such
                           tenders are irrevocable, except that
                           they may be withdrawn after the
                           expiration of 40 business days from
                           the commencement of the Exchange
                           Offer, unless accepted for exchange
                           prior to that date. See "The Exchange
                           Offer -- Withdrawal Rights."

Accrued Interest on the
  Convertible Debentures   The Company will pay accrued
                           interest with respect to Convertible
                           Debentures that are tendered and
                           accepted in the Exchange Offer up to
                           but not including the Exchange Offer
                           Acceptance Date promptly following
                           the Expiration Date. Holders of
                           Convertible Debentures that are
                           accepted in the Exchange Offer will
                           have no further right to receive any
                           payment of accrued and unpaid
                           interest in respect of the tendered
                           Convertible Debentures.

Acceptance of Convertible
  Debentures and Delivery
  of Common Stock          The Company will accept for
                           exchange any and all Convertible
                           Debentures that are properly tendered
                           prior to the Expiration Date. The
                           Class A Common Stock to be issued
                           pursuant to the Exchange Offer plus
                           any accrued and unpaid interest due
                           will be delivered promptly following
                           the Expiration Date.  The Exchange
                           Agent (as defined herein) will act as
                           agent for tendering holders for the
                           purpose of (i) issuing Class A Common
                           Stock and (ii) paying accrued and
                           unpaid interest on tendered
                           Convertible Debentures, to such
                           holders.  See "The Exchange Offer --
                           Acceptance of Convertible Debentures;
                           Delivery of Class A Common Stock."

Conditions to the Tender
  Offer The obligation of the Company to consummate the Exchange Offer is subject to certain conditions including, among others, approval by the shareholders of the Company at a special meeting of the shareholders (the "Special Meeting") of the issuance of the Class A Common Stock necessary to effect the Exchange Offer, and the Company reserves the right to amend the Exchange Offer at any time for any reason. Mr. John J. Shalam, President and Chief Executive Officer of the Company, currently owns or controls approximately 74.4% of the Company's voting power. Mr. Shalam has advised the Company that he intends vote in favor of this issuance of the Class A Common Stock to effect the Exchange Offer and, accordingly, satisfaction of this condition is assured. The Special Meeting is tentatively scheduled to be held on November 19, 1996. See "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering
  Convertible Debentures   Each holder of Convertible
                           Debentures wishing to accept the
                           Exchange Offer must complete and sign
                           the Letter of Transmittal, in
                           accordance with the instructions
                           contained herein and therein, and
                           forward or hand deliver such Letter
                           of Transmittal, together with any
                           signature guarantees and any other
                           documents required by the Letter of
                           Transmittal, including certificates
                           representing the tendered Convertible
                           Debentures or confirmations of, or an
                           Agent's Message (as defined) with
                           respect to, book entry transfers of
                           such Convertible Debentures, to the
                           Exchange Agent at one of its
                           addresses set forth on the back cover
                           page of this Offering Circular. Any
                           beneficial owner of Convertible
                           Debentures whose securities are
                           registered in the name of a broker,
                           dealer, commercial bank, trust
                           company or other nominee is urged to
                           contact the registered holder(s) of
                           such securities promptly to instruct
                           the registered holder(s) whether to
                           tender such beneficial owner's
                           securities. Beneficial Holders whose
                           certificates representing their
                           Convertible Debentures are not
                           immediately available or who cannot
                           deliver their certificates or any
                           other required documents to the
                           Exchange Agent prior to the
                           Expiration Date may tender their
                           Convertible Debentures pursuant to
                           the guaranteed delivery procedure set
                           forth herein. See "The Exchange Offer
                           -- Procedures for Tendering --
                           Guaranteed Delivery."

Certain Federal Income Tax
  Consequences             For a discussion of certain
                           federal income tax consequences of
                           the Exchange Offer to holders of
                           Convertible Debentures, see "Certain
                           Federal Income Tax Considerations."

The Convertible Debentures and
  the Class A Common Stock
			   As of the date hereof, there were
                           7,233,834 shares of Class A Common
                           Stock issued and outstanding and
                           969,500 shares of Class A Common
                           Stock reserved for issuance in
                           connection with options. In addition,
                           the Company has 2,260,954 shares of
                           Class B Common Stock issued and
                           outstanding.  The Company also has
                           outstanding privately held warrants
                           to acquire 150,000 shares of Class A
                           Common Stock and publicly-held
                           warrants to acquire 1,668,875 shares
                           of Class A Common Stock.  The Company
                           has an option to acquire 1,668,875
                           shares of Class A Common Stock from
                           John J. Shalam, Chief Executive
                           Officer of the Company under the
                           Shalam Option (as defined) which is
                           described under "Description of
                           Capital Stock --  Other Warrants.
                           Assuming that all of the holders of
                           the outstanding Convertible
                           Debentures accept the Exchange Offer,
                           there would be additional 10,725,000
                           shares of Class A Common Stock
                           outstanding upon consummation of the
                           Exchange Offer.  See "Description of
                           the Convertible Debentures" and
                           "Description of Capital Stock."

Trading                    The Class A Common Stock is
                           listed on the American Stock Exchange
                           (the "AMEX") under the symbol "VOX."
                           The Convertible Debentures are listed
                           on the AMEX under the symbol "VOXA."
                           For further information, see
                           "Description of the Convertibles
                           Debentures -- Market Price of
                           Convertible Debentures" and
                           "Description of Capital Stock --
                           Market Price of Class A Common
                           Stock."

Exchange Agent             Continental Stock Transfer &
                           Trust Company.  See "The Exchange
                           Offer -- Exchange Agent."

Risk Factors               See "Risk Factors" beginning on
                           page 12 for discussion of certain
                           factors that should be carefully
                           considered in connection with
                           deciding whether to tender
                           Convertible Debentures in the
                           Exchange Offer.

          SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

     The summary selected consolidated financial data set forth below for the fiscal years ended November 30, 1994 and 1995 have been derived from the audited financial statements of the Company for such periods. The data for the nine months ended August 31, 1995 and August 31, 1996 is unaudited. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, and related notes thereto, and other financial information included in the 1995 Form 10-K and the Third Quarter 1996 Form 10-Q.

     In December, 1993, CellStar Corporation ("CellStar") completed the initial public offering (the "CellStar Offering") of 7,935,000 shares of CellStar common stock, par value $.01 per share ("CellStar Common Stock"). CellStar (the successor to National Auto Center, Inc. and Audiomex Export Corp.) was formed by the Company, as a 50% owned joint venture. CellStar markets and distributes cellular telephones and related products. Prior to the CellStar Offering, the Company recorded income from CellStar from two sources: (i) management fees accrued by the Company in exchange for certain management services and (ii) the Company's share of CellStar's net income as a 50% owner of CellStar. In connection with the CellStar Offering, the Company sold 2,875,000 of its 6,750,000 shares of CellStar Common Stock at the initial public offering price (net of applicable underwriting discount) of $10.695 per share, and received aggregate net proceeds of approximately $29,433,000. Subsequent to the CellStar Offering, the Company owned 20.88% of the issued and outstanding CellStar Common Stock. The Company recorded a pre-tax gain of approximately $27,783,000 on the sale of its shares of CellStar Common Stock. Taxes on such gain amounted to approximately $12,231,000, which amount was paid on May 15, 1994. The Company also recorded a pre-tax gain of approximately $10,565,000 on the increase in the carrying value of its remaining shares of CellStar Common Stock due to the CellStar
Offering.   Of the proceeds received by CellStar from its initial
public offering, $13,656,000 was paid to the Company in satisfaction of amounts owed to the Company by CellStar under certain promissory notes As a result of the CellStar Offering, the Company will no longer receive management fees from CellStar. In connection with the CellStar Offering, the Company granted the majority investor in CellStar an option to purchase up to an aggregate of 1,500,000 shares of CellStar Common Stock owned by the Company, which was exercised in full on June 1, 1995, at an exercise price of $11.50 per share. As a result, the Company recorded a gain, before provision for income taxes, of $8.4 million during 1995. This reduced the Company's ownership in CellStar below 20% and, as such, the Company no longer accounts for CellStar under the equity method of accounting. The remaining 2,375,000 CellStar shares owned by the Company will be accounted for as an investment in marketable equity securities.


    SUMMARY SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
         (In thousands, except per share and Other Data)

                                                               (Unaudited) Nine
                                     Years Ended November        Months Ended
                                               30,                August 31,
                                     -------------------      -----------------

                                        1994        1995        1995        1996
                                       -----       -----       -----        -----
         Statement of Operations Data:
         Net sales                   $486,448    $500,740    $349,378    $406,515
         Gross profit                  84,911      70,742      49,263      66,102
         Operating income (loss)       10,486      (9,734)    (13,232)      8,324
         Interest and bank charges     (6,535)     (9,694)     (7,306)     (6,407)
         Other, net [1]                 4,235       1,855       2,138         188
         Gain on sale of equity
           investment                  27,783       8,435       8,435         985
         Gain on public offering of
           equity investment           10,565           0           0           0
         Expense related to
           issuance of Warrants            --      (2,921)     (2,921)         --
         Income (loss) before
           provision for (recovery
           of) income taxes and
           cumulative effect of
           change in accounting
           principle                   46,534     (12,059)    (12,886)      3,090
         Income (loss) before
           cumulative effect of
           change in accounting
           principle                   26,206      (9,256)     (9,621)      1,394
         Cumulative effect of
           change in accounting for
           income taxes                  (178)[3]      --          --          --
         Net income (loss)            $26,028      (9,256)     (9,621)      1,394

         Per Share of Common Stock [2]:
         Income (loss) before
           cumulative effect of
           change in accounting
           principle-primary            $2.88      ($1.02)     ($1.06)      $0.15
         Income before cumulative
           effect of change in
           accounting principle-
           fully diluted                $2.21      ($1.02)     ($1.06)      $0.15
         Other Data:
         Outstanding shares of
           Class A Common Stock     6,777,788   6,777,788   6,777,788   6,983,834
         Outstanding shares of
           Class B Common Stock     2,260,954   2,260,954   2,260,954   2,260,954
         Ratio of earnings to fixed
           charges [4]                   6.29x       0.03x        [4]        1.39x
         Coverage Deficiency [4]           --    ($12,059)  ($12,886)          --
         Book Value per share of
           Common Stock                $10.18      $12.97     $13.84       $10.19

                                    November   August 31,
                                    30, 1995      1996
                                    --------    --------
                                        (Unaudited)
       Balance Sheet Data:
       Cash and cash equivalents     $7,076    $ 6,509
       Total current assets         226,214    211,500
       Total assets                 311,055    254,874
     Short term debt and current
       maturities of long term
       debt                          13,569      4,730
       Total current liabilities     50,668     48,072
       Long term debt               119,534    104,279
     Other liabilities and
       minority interests            23,631      8,354
       Stockholders' equity:
         Preferred Stock              2,500      2,500
         Class A Common Stock            68         70
         Class B Common Stock            22         22
         Total stockholders'
            equity                  117,222     94,169

[1] Other, net income consists principally of management fees and equity in income of equity investments.
[2] See "Selected Consolidated Financial Data" and Note 1(q) of Notes to Consolidated Financial Statements contained in the 1995 Form 10-K incorporated herein by reference.
[3] Relates to adoption of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."
[4] For purposes of computing the ratio of earnings to fixed charges (i) "earnings" consist of pre-tax earnings plus fixed charges and (ii) "fixed charges" consist of gross interest expense and related bank charges, amortization of debt issuance cost and an estimation of that portion of rental expense from operating leases deemed to be attributable to interest (for these purposes approximately one-third of such rental expense). For the year ended November 30, 1995 and nine months ended August 31, 1995, earnings were insufficient to cover fixed charges by approximately $12,059,000 and $12,886,000, respectively.


                    PRO FORMA FINANCIAL DATA
         (In thousands, except per share and Other Data)


The following table sets forth certain financial information of the Company at August 31, 1996 and November 30, 1995 and as adjusted to give effect to the exchange of the Convertible
Debentures upon consummation of the Exchange Offer, assuming 100% participation in the Exchange Offer.[6]


                                          Years Ended
                                     November 30, 1995
                                 -------------------------
                                 Historical        Pro Forma [1]
                             --------------    -----------------
Statement of Operations Data:
Net sales                         $500,740          $ 500,740
Gross profit                        70,742             70,742
Operating income (loss)             (9,734)            (9,734)
Interest and bank charges           (9,694)            (5,631)
Other, net                           1,855              2,434
Gain on sale of equity
  investment                         8,435              8,435
Expense related to issuance
  of Warrants                       (2,921)            (2,921)
Debt Exchange Expense                   --            (45,785)
Income (loss) before
  provision for (recovery
  of) income taxes                 (12,059)           (53,202)
Provision for (recovery)
  income taxes                      (2,803)              (947)
Net income (loss)                   (9,256)           (52,255)
Per Share of Common Stock:
Income (loss) - primary             ($1.02)            ($2.64)
Income (loss) - fully diluted       ($1.02)            ($2.64)
Other Data:
Outstanding shares of Class A
  Common Stock                   6,777,788         17,502,788
Outstanding shares of Class B
  Common Stock                   2,260,954          2,260,954
Ratio of earnings to fixed
  charges [2]                         0.03x              [2]
Coverage deficiency [2]           ($12,059)          ($53,202)
Book Value per share of
  Common Stock [5]                  $12.97             $9.07

                                     Nine Months Ended
                                      August 31, 1996
                                    --------------------

                               Historical        Pro Forma [1]
                              ------------      ---------------
Statement of Operations Data:
Net sales                       $406,515           $406,515
Gross profit                      66,102             66,102
Operating income (loss)            8,324              8,324
Interest and bank charges         (6,407)            (3,360)
Other, net                           188                621
Gain on sale of equity
  investment                         985                985
Expense related to issuance
  of Warrants                         --                 --
Debt Exchange Expense                 --                 --
Income (loss) before
  provision for (recovery
  of) income taxes                 3,090              6,570
Provision for (recovery)
  income taxes                     1,696              3,088
Net income (loss)                  1,394              3,482
Per Share of Common Stock:
Income (loss) - primary            $0.15              $0.17
Income (loss) - fully diluted      $0.15              $0.17
Other Data:
Outstanding shares of Class A
  Common Stock                 6,983,834         17,708,834
Outstanding shares of Class B
  Common Stock                 2,260,954          2,260,954
Ratio of earnings to fixed
  charges [2]                       1.39x              2.51x
Coverage deficiency [2]               --                 --
Book Value per share of
  Common Stock [5]                $10.19             $7.84

                                       November 30, 1995
                                  ------------------------
                                 Historical        Pro Forma [3]
                               --------------     --------------
Balance Sheet Data:
Cash and cash equivalents         $ 7,076            $7,076
Total current assets              226,214           226,214
Total assets                      311,055           308,027
Short term debt and current
  maturities of long term
   debt                            13,569            13,569
Total current liabilities          50,668            50,668
Long term debt                    119,534            54,534
Other liabilities and
  minority interests               23,631            23,631
Stockholders' equity:
  Preferred Stock                   2,500             2,500
  Class A Common Stock                 68               175
  Class B Common Stock                 22                22
  Total stockholders' equity      117,222           179,194

                                      August 31, 1996
                                  ------------------------
                               Historical        Pro Forma [4]
                             --------------     --------------
Balance Sheet Data:
Cash and cash equivalents         $6,509             $6,509
Total current assets             211,500            211,500
Total assets                     254,874            252,279

Short term debt and
  current maturities of long
  term debt                        4,730              4,730
Total current liabilities         48,072             48,072
Long term debt                   104,279             39,279
Other liabilities and
  minority interests               8,354              8,354
Stockholders' equity:
  Preferred Stock                  2,500              2,500
  Class A Common Stock                70                177
  Class B Common Stock                22                 22
  Total stockholders'
  equity                          94,169            156,574

---------------------
[1] The pro forma calculations reflect the Exchange Offer as if the transaction had occurred on December 1, 1994. The calculation assumes that 100% of the Convertible Debentures were exchanged for 10,725,000 shares (165 shares per Convertible Debenture) with an assumed fair market value per share equal to the last reported sales price of the Class A Common Stock on the AMEX on October 16, 1996 of $6.0625 per share. The actual impact to the financial statements will be determined by the fair market value of the Class A Common Stock as determined at the time the Convertible Debentures are actually exchanged. The pro forma calculations reflect the charge to earnings for the difference in the fair market value of the shares offered in the exchange transaction and the fair market value of the shares that would have been issued under the terms of the original conversion feature. In addition, the pro forma calculations give effect to a reduction in interest expense and a reduction in the amortization of debt issuance costs as well as a write off of the remaining debt issuance costs associated with the Convertible Debentures as of December 1, 1994. The provision for income taxes has been adjusted for reductions in the amortization of debt issuance costs, at an estimated rate of 40%. Such pro forma calculations do not reflect any interest income on cash balances.
[2] For purposes of computing the ratio of earnings to fixed charges (i) "earnings" consist of pre-tax earnings plus fixed charges and (ii) "fixed charges" consist of gross interest expense and related bank charges, amortization of debt issuance cost and an estimation of that portion of rental expense from operating leases deemed to be attributable to interest (for these purposes approximately one-third of such rental expense). For the year ended November 30, 1995 on a historical and pro forma basis, earnings were insufficient to cover fixed charges by approximately $12,059,000 and $53,202,000, respectively.
[3] The pro forma calculations reflect the Exchange Offer as if the transaction had occurred on November 30, 1995. The calculation assumes that 100% of the Convertible Debentures were exchanged for 10,725,000 shares (165 shares per Convertible Debenture) with an assumed fair market value per share equal to the last reported sales price of the Class A Common Stock on the AMEX on October 16, 1996 of $6.0625 per share. The actual impact to the financial statements will be determined by the fair market value of the Class A Common Stock as determined at the time the Convertible Debentures are actually exchanged. The pro forma calculations reflect the reduction in long-term debt and retained earnings offset by an increase in additional paid in capital. The reduction in retained earnings represents the difference between the fair market value of the shares offered in the exchange transaction and the fair market value of the shares that would have been issued under the terms of the original conversion feature. In addition, the pro forma calculations give effect to a write off of the remaining debt issuance costs associated with the Convertible Debentures as of November 30, 1995.
[4] The pro forma calculations reflect the Exchange Offer as if the transaction had occurred on August 31, 1996. The calculation assumes that 100% of the Convertible Debentures were exchanged for 10,725,000 shares (165 shares per bond) with an assumed fair market value per share equal to the last reported sales price of the Class A Common Stock on the AMEX on October 16, 1996 of $6.0625 per share. The actual impact to the financial statements will be determined by the fair market value of the Class A Common Stock as determined at the time the Convertible Debentures are actually exchanged. The pro forma calculations reflect the reduction in long-term debt and retained earnings offset by an increase in additional paid in capital. The reduction in retained earnings represents the difference between the fair market value of the shares offered in the exchange transaction and the fair market value of the shares that would have been issued under the terms of the original conversion feature. In addition, the pro forma calculations give effect to a write off of the remaining debt issuance costs associated with the Convertible Debentures as of August 31, 1996.
[5] The pro forma book value per share calculations are based upon the balance sheet pro forma calculations which are described in Notes (3) and (4) above.
[6] On a pro forma basis using the same assumptions as described in Note (1) above, if 50% of the Convertible Debentures were exchanged, the number of additional shares of Class A Common Stock issued in the Exchange Offer would have been 5,362,500 (165 shares per bond), resulting in a pro forma earnings (loss) per share of $(2.14) and $0.17 for the year ended November 30, 1995 and nine months ended August 31, 1996, respectively. Debt exchange expense, assuming 50% of the Convertible Debentures converted on December 1, 1994 would be $22,892,000 on a pro forma basis for the year ended November 30, 1995.

                          RISK FACTORS

     Prior to deciding whether to exchange Convertible Debentures in the Exchange Offer, holders of the Convertible Debentures should carefully consider all of the information contained or incorporated by reference in this Offering Circular, especially the risk factors described or referred to in the following paragraphs.

CHANGE IN PRIORITY

     The Convertible Debentures are debt obligations of the Company and, accordingly, have priority over the Class A Common Stock with respect to payment in the event of a liquidation, dissolution or winding-up of the Company. Upon exchange pursuant to the Exchange Offer, the Convertible Debentures tendered and accepted will be exchanged for Class A Common Stock. In any liquidation or reorganization of the Company under the United States Bankruptcy Code, the Class A Common Stock, as equity securities of the Company, would rank below all debt claims, including claims of the lenders under the Company's Amended Credit Agreement, and of holders of Convertible Debentures not tendered pursuant to the Exchange Offer. In addition, holders of the Class A Common Stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution of the Company until after the holders of Preferred Stock, if any, have received the entire preferential amounts to which they may be entitled. See "Description of Capital Stock."

EFFECT OF EXCHANGE OFFER ON UNCONVERTED SECURITIES

     The Convertible Debentures are currently traded on the AMEX (the "AMEX"). The Company does not intend to seek a delisting of the Convertible Debentures from the AMEX following the consummation of the Exchange Offer. However, if a substantial percentage of the Convertible Debentures are tendered in the Exchange Offer, the Company believes that the Convertible Debentures may not continue to meet the listing requirements of the AMEX and may, therefore, be delisted by the AMEX.

     To the extent that the Convertible Debentures are delisted by the AMEX, the trading market for the Convertible Debentures could be materially adversely effected. If the Convertible Debentures were no longer to trade on the AMEX, it is possible that the Convertible Debentures may trade on other securities exchanges or in the over-the-counter market and that price quotations for the Convertible Debentures may be reported through the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") or other sources. The extent of the public market for the Convertible Debentures and the availability of such quotations would, however, depend upon, among other things, the principal amount of Convertible Debentures held by holders other than the Company and its affiliates and officers and directors of the Company, the number of holders and/or the aggregate market value of the Convertible Debentures remaining at such time, and the interest in maintaining a market in the Convertible Debentures on the part of securities firms. The Company has not been informed by any securities firm that they would make a market in the Convertible Debentures if they were delisted by the AMEX. Even if the Convertible Debentures remain listed after the Exchange Offer, the liquidity of the Convertible Debentures would be significantly decreased which could have a material adverse effect on the market price of the Convertible Debentures.

     The terms of the Exchange Offer equate to $6.061 principal amount of Convertible Debentures for each share of Class A Common Stock received in the Exchange Offer. After the expiration of the Exchange Offer, holders of Convertible Debentures will have the right to convert their Convertible Debentures at $17.70 (as such conversion price may be adjusted) per share of Class A Common Stock.

POSSIBLE VOLATILITY OF STOCK PRICE; EFFECT OF EXCHANGE OFFER ON
STOCK PRICE

     Since 1991, the market price of the Class A Common Stock has experienced a high degree of volatility. In addition, as a result of the significant increase in the number of shares of Class A Common Stock which may be issued pursuant to the Exchange Offer (10,725,000 additional shares if 100% participation in the Exchange Offer), the market price of the Class A Common Stock is likely to experience an even higher degree of volatility and may decline materially as a result of the number of shares issued in the Exchange Offer. There can be no assurance that such volatility will not continue or become more pronounced. In addition, recently the stock market has experienced, and is likely to experience in the future, significant price and volume fluctuations which could materially adversely effect the market price of the Class A Common Stock without regard to the operating performance of the Company. The Company believes that factors such as the Exchange Offer, quarterly fluctuations in the financial results of the Company or its competitors and general conditions in the industry, the overall economy and the financial markets could cause the price of the Class A Common Stock to fluctuate substantially.

ABSENCE OF DIVIDENDS ON COMMON STOCK

     The Company has not paid any dividends on the Class A Common Stock in the past and does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. Moreover, the Amended Credit Agreement restricts the Company from declaring or paying cash dividends on the Class A Common Stock.

SUBORDINATION OF UNCONVERTED DEBENTURES

     The unconverted Convertible Debentures are effectively subordinated to all current and future senior indebtedness of the Company and its subsidiaries. "Senior Indebtedness" includes all indebtedness of the Company, whether existing on or created or incurred after the date of issuance of the unconverted Convertible Debentures, that is not made subordinate to or pari passu with the Convertible Debentures by the instrument creating the indebtedness. Since the Convertible Debentures contain no restrictions on the incurrence of further indebtedness, the Company would be permitted to incur additional subordinated or Senior Indebtedness. As of August 31, 1996, there was $38,760,000 aggregate principal amount of Senior Indebtedness. See "Description of the Convertible Debentures."

HISTORY OF LOSSES; EFFECT OF TRANSACTION

     Although the Company was profitable for the fiscal years ended November 30, 1993 and 1994, for the fiscal year ended November 30, 1995, the Company reported a net loss of $9,256,000 which was primarily attributable to a charge of $2,900,000 for the private placement of the certain warrants of the Company and an $11,800,000 charge for inventory writedowns and other costs associated with the downsizing of the Company's retail operations. The Company was profitable for the nine months ended August 31, 1996. There can be no assurance that the Company will maintain its profitably, or have earnings or cash flow sufficient to cover its fixed charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 1995 Form 10-K and the Third Quarter 1996 Form 10-Q.

     The proposed Exchange Offer will result in a non-cash charge to earnings and related reduction in retained earnings of approximately $45,785,000 and $22,892,000 assuming (i) 100% and 50% participation in the Exchange Offer, respectively, (ii) the exchange takes place at 165 shares of Class A
Common Stock per Convertible Debentures, and (iii) a fair market value per share equal to the last reported sales price of the Class A Common Stock on the AMEX on October 16, 1996 of $6.0625 per share. The actual impact to the financial statements will be determined by the fair market value of the Class A Common Stock as determined at the time the Convertible Debentures are actually exchanged. See "Pro Forma Financial Data."

CASH FLOW DEFICITS FROM OPERATIONS

     During the fiscal years ended November 30, 1994 and 1995, the Company experienced substantial cash flow deficits from operations of $45,808,000 and $40,236,000, respectively. In fiscal 1994, the primary components of this deficit were increases in accounts receivable ($20,337,000) and inventory ($18,701,000). In fiscal 1995, the Company experienced an additional increase to inventory of $16,950,000. During 1994, the Company experienced tremendous growth in the cellular market place, particularly during the fourth quarter. The growth in the fourth quarter resulted in an increase in accounts receivable as of November 30, 1994. The cash flow deficits and the increased inventory arose, in part, because the favorable growth in the market did not continue in 1995. Due to the Company's lead time for ordering product and the growth in the market during 1994, the Company continued to order cellular product. When the product became available to sell, the growth in the cellular market had slowed. Since the Company's lead time is approximately three to four months depending on the country of origin, there is an inherent risk that such deliveries may lag behind product demand. This is indicative of the highly competitive market in which the Company operates (see " -- Competition"). As a result of this highly competitive environment, the Company recorded a charge of $11,800,000 during the third quarter of 1995. This charge was for inventory writedowns of $9,300,000, primarily for cellular inventory, and $2,500,000 for the downsizing of the retail operations, including the closing of several retail stores. The Company had positive cash flows from operations for the nine months ended August 31, 1996 of $17,405,000. There can be no assurances that the Company will continue to generate positive cash flow from operations in the future.

DOWNWARD PRESSURE ON SELLING PRICES AND GROSS MARGINS

     Since fiscal 1994, market and customer pricing pressure has required the Company to reduce unit selling prices in order to maintain market share. The Company's customers have continually reduced the cost of cellular telephone products to the end users in order to increase their market penetration. In addition, the Company's competitors have reduced the price of their cellular products during this period. Even though unit sales of cellular telephones increased by 708,000 units or 141.3% from fiscal 1993 through the end of fiscal 1995, over this same period of time average unit selling prices dropped from $324 per unit to $203 per unit, a decrease of 37.3%. The average unit cost of goods sold decreased by only 32.3% over the same period of time. Unit gross profits as a percentage of unit gross revenues have decreased from 12.5% in 1993 to 5.5% in fiscal 1995. In fiscal 1995, the Company took an inventory write-off of $9.3 million to adjust the carrying value of its inventory to market. For the nine months ended August 31, 1996, unit sales increased by approximately 535,000 units or 71.4% over the first nine months of 1995 to 1,284,000. During this same period of time, however, average selling prices declined 25.4% from $213.00 to $159.00. Since the Company's lead time for ordering product is approximately three to four months depending on the country of origin, there is an inherent risk that selling prices may be lower than the purchase price from the vendor. This situation may continue to result in lower than anticipated gross margins and/or writedowns of the carrying value of the inventory on the Company's balance sheet. There can be no assurance that continued downward pressure on selling prices would not have a material adverse effect on the financial condition and results of operations of the Company. Many of the Company's competitors have greater capital resources than the Company and may therefore be able to withstand downward pressure on selling prices better than the Company. See "-- Competition."

UNITED STATES TRADE SANCTIONS COULD LIMIT THE COMPANY'S SOURCES
OF SUPPLY

     The Company has historically been dependent on foreign sources, particularly Japan and China, for a majority of its products.

     The U.S. government historically has sought and is continuing to seek greater access to Japanese markets for U.S. goods. As a result, the U.S. government has threatened from time to time to impose trade sanctions on products imported from Japan if it does not succeed in obtaining greater access for U.S. goods. For example, during fiscal 1994, the United States government announced its intention to publish a list of products imported from Japan on which it might impose trade sanctions in connection with Motorola, Inc.'s inability to obtain "comparable" access in Japan for its cellular products. Thereafter, Motorola, Inc. announced an agreement with the Japanese government, and the list was not published as announced. However, no assurance can be given that the United States government will not, in the future, publish a list of products imported from Japan upon which it may impose trade sanctions, which could include cellular products. Such products could also include products produced outside of Japan made from Japanese components.

     In addition, the U.S. government has held discussions with China concerning violations of certain U.S. copyrights and trademarks. The U.S. government proposed sanctions on Chinese products if a satisfactory solution was not reached. Cellular products were included within the proposed sanctions. Subsequently, China and the United States reached an agreement
and those sanctions were not imposed.   There can be no assurance
that the U.S. government will not, in the future, propose a list of products imported from China (or other countries), including cellular products, on which it may impose trade sanctions.

     If imposed, such sanctions may include, among other things, tariffs, duties, import restrictions or other measures. These sanctions could also include products produced outside of the sanctioned country with components made in the sanctioned country. The imposition of such sanctions would have a material adverse effect on the Company's financial condition and results of operations, which would include reduced margins due to the Company's inability to access alternative cellular products at a competitive cost, and could also include loss of market share to competitors that are less dependent on Japanese and Chinese suppliers and/or loss of revenue due to unavailability of product.

     In fiscal 1993, 1994 and 1995 and in the nine months ended August 31,1996, the Company purchased 89.7%, 91.8%, 97.0% and 52.4%, respectively, of its total dollar amount of cellular product purchases from Japanese suppliers, and revenues from cellular products from Japanese suppliers comprised 46.3%, 47.8%, 51.8% and 53.3%, respectively, of the total revenues of the Company during those periods.

NO ASSURANCE OF ALTERNATIVE SUPPLY SOURCES

     If trade sanctions similar to those referenced above are imposed, there is no assurance that the Company will be able to obtain adequate alternatives to its Japanese and Chinese supply sources. There is no assurance that, if obtained, alternatively sourced products or components would be delivered on a timely basis, of satisfactory quality, competitively priced, comparably featured or acceptable to the Company's customers. The Company believes that it could experience supply shortages as early as 60 days after such trade sanctions were introduced. Additionally, it is likely that the Company would experience interruptions in its supply of mobile, transportable and portable cellular products before any alternative products could be obtained. Any such supply interruptions would have a material adverse effect on the Company's operating and earnings per share performance.

     In addition, as a result of conditions in China, there has been, and may be in the future, opposition to the continued extension of "most favored nation" trade status for China. China's current status as "most favored nation" will automatically expire on May 31, 1997 unless extended by Congress and the President before such date. There can be no assurance that Congress and the President will renew China's "most favored nation" status at such time. Loss of China's "most favored nation" trade status would materially increase the cost of the products purchased from Chinese manufacturers, as such products would then become subject to substantially higher rates of duty.

RISKS OF CURRENCY FLUCTUATIONS

     The prices that the Company pays for the products purchased from its suppliers are principally denominated in United States dollars. Price negotiations depend in part on the relationship between the foreign currency of the foreign manufacturers and the United States dollar. This relationship is determined by, among other things, market, trade and political factors. Because the Company historically has been dependent on Japanese suppliers for its cellular products, the yen to dollar relationship has been the most significant to the Company. The value of the United States dollar as of September 30, 1996 was 111.6 yen; over the five years preceding that date the value of the United States dollar ranged from 159.85 yen to 80.15 yen. The Chinese currency is also becoming more important to the Company as its purchases of Chinese products increases.

     A decrease in the value of the United States dollar relative to a foreign currency increases the cost in United States dollars of products which the Company purchases from foreign manufacturers. Such an increase could reduce the Company's margins or make the Company's products less price competitive.
No assurance is given that, if the value of the United States dollar continues to decrease relative to the yen, because of potential trade sanctions or otherwise, the Company will be able to competitively obtain or market the products it purchases from Japanese sources.

DEPENDENCE ON FOREIGN SUPPLIERS

     The Company's business is dependent upon its suppliers' continuing to provide it with adequate quantities of salable product on a timely basis and on competitive pricing terms. Substantially all of the Company's products are imported from suppliers in the Pacific Rim. There are no agreements in effect that require any manufacturer to supply the Company with product. Accordingly, there can be no assurance that the Company's relationships with its suppliers will continue as presently in effect. The loss of any significant supplier, substantial price increases imposed by any such supplier or the inability to obtain sufficient quantities of product on a timely basis, could have a material adverse effect on the Company's financial condition and results of operations.

     The Company's arrangements with its suppliers are subject to the risks of purchasing products from foreign suppliers, including risks associated with economic and/or political instability in countries in which such suppliers are located, and risks associated with potential import restrictions, currency fluctuations, foreign tax laws, import/export regulations, tariff, duty and freight rates and work stoppages. These risks may be increased in the Company's case by the concentration of its purchases of cellular products from suppliers in Japan and China. In addition, the Company may be subject to risks associated with the availability of and time required for the transportation of products from foreign countries. Because of the Company's dependence on such foreign suppliers, the Company is required to order products further in advance of customers' orders than would be the case if its products were manufactured domestically.

     The Company purchases product from Shintom Co., Limited ("Shintom"), a stockholder who, on November 30, 1994 and November 30, 1995, owned approximately 3.5% of the outstanding Class A Common Stock and all of the Preferred Stock of the Company, and from Talk Corporation ("Talk"), a 33% owned joint venture in Japan with Shintom and other companies. Inventory purchases from Shintom and Talk approximated 4.0%, 7.0%, 20%, and 25% of total inventory purchases for the years ended November 30, 1993, 1994, 1995, and the nine months ended August 31, 1996, respectively.

DEPENDENCE ON TOSHIBA

     Since 1984, Toshiba has been the principal supplier of cellular telephone products to the Company, accounting for approximately 83.7%, 83.7%, 67.3% and 43.1% of the total dollar amount of the Company's cellular product purchases and approximately 46.9%, 45.5%, 44.1% and 27.2% of the total dollar amount of all product purchases by the Company in fiscal 1993, fiscal 1994 and fiscal 1995 and in the nine months ended August 31, 1996, respectively. During fiscal 1992 and 1993, the Company was the sole distributor of Toshiba cellular telephone products in the United States. In 1994, Toshiba began to compete directly with the Company in the United States by marketing cellular telephone products through Toshiba's United States distribution subsidiary. During 1996, Toshiba withdrew its U.S. distribution subsidiary from the United States cellular telephone market. There can be no assurance that Toshiba will not reenter the United States cellular telephone market and again directly compete with the Company in the United States.

DEPENDENCE ON CELLULAR CARRIERS

     The success of the Company's retail cellular telephone business is dependent upon the Company's relationship with certain cellular carriers. As a practical matter, the Company does not believe that it can operate at the retail level on a profitable basis without agency agreements with cellular carriers. The Company's agency agreements with cellular carriers are subject to cancellation by the carriers and give the carriers the right to unilaterally restructure or revise activation commissions and residual fees, which they have done from time-to-time. The agreements also provide that, for specified periods of time following the expiration or termination of a specific agreement, generally ranging from three months to two years, the Company cannot sell, solicit or refer cellular or wireless communication network services of the kind provided by the cellular carriers to other competing carriers in particular geographic areas. The cancellation or loss of one or more of these agreements could have a material adverse effect on the Company's financial condition and results of operations.

IMPACT OF ELIMINATION OF MANAGEMENT FEES FROM AND REDUCTION IN
EQUITY IN CELLSTAR; SALE OF CELLSTAR COMMON STOCK

     For the fiscal years ended November 30, 1991, 1992 and 1993, approximately $4,825,000, $5,124,000 and $5,147,000, respectively, of the Company's income was generated by management fees and equity in undistributed earnings from the operations of CellStar Corporation ("CellStar"), a 50% owned joint venture. In December 1993, CellStar completed the initial public offering (the "CellStar Offering") of CellStar common stock, par value $.01 per shares ("CellStar Common Stock"). In connection with the CellStar Offering, the Company sold 2,875,000 of its 6,750,000 shares of CellStar Common Stock. After the CellStar Offering, the Company owned 20.88% of the issued and outstanding CellStar Common Stock and stopped accruing such management fees in July, 1993; however, the Company was entitled to its portion of the income from the equity in undistributed earnings of CellStar, if any, for such time as the Company continued to own at least 20% of CellStar's outstanding common stock. If the CellStar Offering had occurred on November 30, 1992, this accounting treatment would have resulted in net earnings being reduced by approximately $1,692,000 for the fiscal year ended November 30, 1993.

     On June 2, 1995, the Company sold 1,500,000 shares of CellStar Common Stock to Alan H. Goldfield, President of CellStar, for $11.50 per share upon exercise of an option for such shares by Mr. Goldfield. As a result thereof, the Company's ownership percentage in CellStar was reduced below 20% and the Company will no longer account for its investment in CellStar under the equity method of accounting. On a pro forma basis, this change would have decreased pretax earnings for fiscal 1994 and fiscal 1995 by approximately $3,393,000 and $2,151,000, respectively. There can be no assurance that income from other sources will offset the loss of this income from CellStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 1995 Form 10-K and the Third Quarter 1996 Form 10-Q.

COMPETITION

     The Company operates in a highly competitive environment and believes that such competition will intensify in the future.
Many of the Company's competitors are larger and have greater capital and management resources than the Company. Competition often is based on price, and therefore wholesale distributors and retailers, including the Company, generally operate with low gross margins. The Company also is affected by competition between cellular carriers. Increased price competition relating not only to cellular telephone products, but also to services provided by the Company to retail customers on behalf of cellular carriers, may result in downward pressure on the Company's gross margins (including that resulting from the loss of residual fees attributable to customers who change cellular carriers) and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's cellular products compete principally with cellular telephones supplied by Motorola, Inc., Nokia Mobile Phones, Inc., Fujitsu Network Transmission Systems, Inc., Oki Electric Industry Co., Nippon Electric Corp., Sony Wireless Telecommunications Co., Mitsubishi Wireless Communications, Oki Telecom Corporation, NEC America, Ericcson Mobile Communications, Qualcomm Inc., and Toshiba. The Company's non-cellular products compete with other suppliers including Matsushita Electric Corp., Sony Corp. of America, Directed Electronics, Inc. and Code Alarm, Inc., as well as divisions of well-known automobile manufacturers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 1995 Form 10-K and the Third Quarter 1996 Form 10-Q.

RISK OF INVENTORY OBSOLESCENCE AND TECHNOLOGICAL CHANGE

     The markets in which the Company competes are characterized by rapid technological change, frequent new product introductions, declining prices and intense competition. The Company's success depends in large part upon its ability to identify and obtain products necessary to meet the demands of the marketplace. There can be no assurance that the Company will be able to identify and offer products necessary to remain competitive. The Company maintains a significant investment in its product inventory and, therefore, is subject to the risk of inventory obsolescence or reduction in value. If a significant amount of inventory is rendered obsolete, the Company's business and operating results would be materially and adversely affected. Alternative technologies to cellular, including enhanced specialized mobile radio ("ESMR") and personal communications service ("PCS"), may reduce the demand for cellular telephone products. The implementation of communications systems based upon any of these or other technologies could materially change the types of products sold by the Company and the service providers with whom the Company presently does business. Competing communications technologies also may result in price competition which could result in lower activation commission or residual fee rates payable to the Company and could have a material adverse effect on the financial condition and results of operations of the Company. From time to time, cellular carriers' technological limitations may result in a shortage of available cellular phone numbers, which could have the effect of inhibiting sales of the Company's cellular products.

POSSIBLE HEALTH RISKS FROM CELLULAR TELEPHONES

     There have been lawsuits filed (including one such lawsuit against the Company and others) in which claims have been made alleging a link between the non-thermal electromagnetic field emitted by portable cellular telephones and the development of cancer, including brain cancer. To date, there have been relatively few medical studies relating to cellular telephones and the effects of non-thermal electromagnetic fields on health, nor are there any widely accepted theories regarding how exposure to a non-thermal electromagnetic field, such as the type emitted by a portable cellular telephone, could affect living cells or threaten health. The scientific community is divided on whether there is any risk associated with the use of portable cellular telephones and the magnitude of any such risk. There can be no assurance that medical studies or other findings, or continued litigation in this area, will not have a material adverse impact upon the financial condition and results of operations of the cellular telephone industry and the Company.

RISKS ATTRIBUTABLE TO FOREIGN SALES

     For the fiscal years ended November 30, 1993, 1994 and 1995 and in the nine months ended August 31, 1996, approximately 12.6%, 13.8%, 18.6% and 24.6%, respectively, of the Company's net sales were generated from sales in Canada, Europe, Latin America, Asia, the Middle East and Australia. The Company is seeking to continue this trend of increasing foreign sales as a percentage of total sales. Foreign sales are subject to political and economic risks, including political instability, currency controls, exchange rate fluctuations, increased credit risks, foreign tax laws, changes in import/export regulations and tariff and freight rates. Political and other factors beyond the control of the Company, including trade disputes among nations or internal instability in any nation where the Company sells products, could have a material adverse effect on the financial condition and results of operations of the Company.

RISKS ATTRIBUTABLE TO RETAIL SALES

     A significant portion of the Company's customer base may be susceptible to downturns in the retail economy, particularly in the consumer electronics industry. Additionally, customers specializing in certain automotive sound, security and accessory products may be negatively impacted by fluctuations in automotive sales. Certain of the Company's significant customers are also believed by the Company to be highly leveraged. Accordingly, a downturn in the retail economy could have a material adverse effect on the financial condition and results of operations of the Company.

LEVERAGE AND DEBT SERVICE

     As of August 31, 1996, the Company had outstanding total interest bearing indebtedness of approximately $109.0 million and a total debt-to-total capital ratio of .54 to 1. The amount of indebtedness of the Company will be reduced by the principal amount of Convertible Debentures that are tendered into the Exchange Offer. Although a portion of the net proceeds from the sale of the Convertible Debentures and the CellStar Offering was used to retire a significant portion of the Company's existing indebtedness, the Company continues to have substantial annual fixed debt service requirements including those attributable to the Convertible Debentures and the Company's Credit Agreement, as last amended on September 10, 1996 (the "Amended Credit Agreement"). The ability of the Company to make principal and interest payments under the Company's long-term indebtedness and bank loans will be dependent upon the Company's future performance, which is subject to financial, economic and other factors affecting the Company, some of which are beyond its control. There can be no assurance that the Company will be able to meet its fixed charges as such charges become due. See " -- History of Losses; Effect of Transaction" and "Cash Flow Deficits From Operations."

RESTRICTIVE COVENANTS

     The Amended Credit Agreement contains certain restrictive covenants which impose prohibitions or limitations on the Company with respect to, among other things, (i) the ability to make payments of principal, interest or premium on, subordinated indebtedness of the Company, (ii) the incurrence of indebtedness,
(iii) capital expenditures, (iv) the creation or incurrence of liens, (v) the declaration or payment of dividends or other distributions on, or the acquisition, redemption or retirement of, any shares of capital stock of the Company, and (vi) mergers, consolidations and sales or purchases of substantial assets. The Amended Credit Agreement also requires that the Company satisfy certain financial tests, maintain certain financial ratios, maintain minimum pre-tax earnings, and maintain minimum net worth. Failure to comply with such covenants could result in a default under the Amended Credit Agreement which could have a material adverse effect on the financial condition and results of operations of the Company.

SHARES ELIGIBLE FOR FUTURE SALE; DILUTION

     Prior to the Exchange Offer, the Company had approximately 3,871,602 shares of Class A Common Stock held by members of the public that are able to trade without restriction. Pursuant to the Exchange Offer, up to an additional 10,725,000 shares of Class A Common Stock could be issued into the public market (assuming 100% participation in the Exchange Offer). All of the shares issued in the Exchange Offer should be freely tradeable without restriction. The issuance of the shares of Class A Common Stock in the Exchange Offer and sales of a substantial number of additional shares of Class A Common Stock in the public market could materially adversely effect the market price of the Class A Common Stock. As of October 9, 1996, 3,672,317 shares of Class A Common Stock were issuable upon conversion of the Convertible Debentures (assuming no participation in the Exchange Offer), 100,000 shares of Class A Common Stock were issuable upon exercise of the Blau Warrant (as defined herein), 50,000 shares of Class A Common Stock were issuable upon exercise of the Maxim Warrant (as defined herein) and 1,668,875 shares of Class A Common Stock were issuable upon exercise of the Warrants (as defined herein). The shares of Class A Common Stock issuable upon the exercise of such securities (other than the Maxim Warrant) should all be freely tradeable without restriction. Consummation of the Exchange Offer or exercise or conversion, as the case may be, of a substantial amount of the Company's presently outstanding warrants or the Convertible Debentures, or sale of the Class A Common Stock underlying such debenture or warrants described above also could adversely affect the market price of the Class A Common Stock, due to the large number of shares issuable upon exchange, conversion or exercise of such debentures or warrants in comparison to the relatively small number of shares held by members of the public that are able to
trade without restriction.   In addition, as of October 9, 1996,
(i) John J. Shalam owned 3,355,330 shares of Class A Common Stock (including for this purpose all of the shares subject to the Shalam Option (as defined below)) and 1,883,198 shares of Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock"), which are convertible into an equal number of shares of Class A Common Stock and (ii) other affiliates (as such term is defined in the Exchange Act) of the Company owned 6,902 shares of Class A Common Stock and 377,756 shares of Class B Common Stock, which are convertible into an equal number of shares of Class A Common Stock. All of such shares (other than the shares subject to the Shalam Option) may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended ("Rule 144"). Also, Mr. Shalam has granted the Company the Shalam
Option to acquire 1,668,875 shares held by Mr. Shalam.   See
"Description of Capital Stock -- Shalam Option." Sales by such persons of a substantial number of shares of Class A Common Stock or Class B Common Stock (collectively, "Common Stock") could materially adversely affect the market price of the Class A Common Stock. See "Possible Volatility of Stock Price; Effect of Exchange Offer on Stock Price."

     In general, under Rule 144 as currently in effect, any affiliate of the Company or any person (or persons whose shares are aggregated in accordance with the Rule) who has beneficially owned Class A Common Stock which is treated as "Restricted Securities" (as such term is defined under Rule 144) for at least two years would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of Class A Common Stock or the reported average weekly trading volume in the Class A Common Stock during the four weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning the Company. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144 (other than the two-year holding period requirements) in order to sell Class A Common Stock that are not Restricted Securities (such as Class A Common Stock acquired by affiliates in market transactions). Further, if a period of at least three years has elapsed from the date Restricted Securities were acquired from the Company or an affiliate of the Company, a holder of such Restricted Securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three months prior to such sale would be entitled to sell the shares immediately without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

DEPENDENCE ON EXISTING MANAGEMENT

     The continued success of the Company is substantially dependent on the efforts of John J. Shalam, President and Chief Executive Officer, Philip Christopher, Executive Vice President, Charles M. Stoehr, Senior Vice President and Chief Financial Officer and Patrick Lavelle, Senior Vice President, Automotive Electronics. The loss or interruption of the continued full time services of any of such individuals could have a material adverse impact on the Company's business operations, prospects and relations with its suppliers. The Company does not have employment contracts with any of these persons, nor have any of these persons signed agreements binding them not to compete with the Company following the termination of their employment with the Company. The Company maintains a "key man" life insurance policy only on John J. Shalam.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK

     This Offering Circular, including the information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other items, (i) the Company's growth strategies; (ii) anticipated trends in the Company's business and demographics; (iii) the Company's ability to continue to control costs and maintain quality of products; (iv) the Company's ability to respond to changes in regulations; and (v) the Company's ability to enter into contracts with certain suppliers and customers. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in "Risk Factors" including, among others (a) changes in the cellular and other industries as a result of political, economic or regulatory influences; (b) changes in regulations governing the cellular and other industries; (c) changes in the competitive marketplace and (d) continuing downward pressure on the prices of the Company's products. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Offering Circular will in fact transpire.

VOTING RIGHTS OF CLASS A COMMON STOCK AND VOTING CONTROL BY
PRINCIPAL STOCKHOLDER

     The voting rights of holders of Class A Common Stock for which the Convertible Debentures are exchangeable pursuant to the Exchange Offer are entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share. Both classes vote together as a single class except with respect to the election and removal without cause of directors and as otherwise may be required by Delaware law. With respect to the election of directors, the holders of shares of Class A Common Stock, voting as a separate class, are entitled to elect 25% (rounded up to the nearest whole number) of the authorized number of directors of the Company and the holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining directors. See "Description of Capital Stock--Class A Common Stock and Class B Common Stock." John J. Shalam has effective voting control of the Company and can elect a majority of the directors through his ownership of 3,355,330 shares of Class A Common Stock (including the shares of Class A Common Stock subject to the Shalam Option) and 1,883,198 shares of Class B Common Stock, which gives him approximately 74.35% of the aggregate voting power of the issued and outstanding Common Stock. Pending exercise of the Shalam Option, Mr. Shalam will have voting control of the shares of Class A Common Stock subject to the Shalam Option. Assuming the Exchange Offer is consummated with 100% participation, Mr. Shalam will continue to have effective voting control of the Company and will be able to elect a majority of the directors though his ownership of 3,355,330 shares of Class A Common Stock (including the shares of Class A Common Stock subject to the Shalam Option) and 1,883,198 shares of Class B Common Stock, which will give him approximately 54.7% of the aggregate voting power of the issued and outstanding Common Stock (50.6% of the aggregate voting power of the issued and outstanding Common Stock, assuming the full exercise of the Shalam Option). The holders of the Warrants of the Company do not have any voting rights as shareholders of the Company prior
to exercise.    The disproportionate voting rights of the Class A
Common Stock and the Class B Common Stock may effectively preclude the Company from being taken over in a transaction not supported by John J. Shalam, may render more difficult or discourage a merger proposal or a tender offer, may preclude a successful proxy contest or may otherwise have an adverse effect on the market price of the Class A Common Stock. See "Description of Capital Stock--Class A Common Stock and Class B Common Stock." and "Description of Capital Stock--Effects of Disproportionate Voting Rights."

                       THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Letter of Transmittal, to exchange each $1,000 principal amount of the Company's Convertible Debentures for 165 shares of Common Stock. Subject to the date that the Special Meeting is ultimately held, the Company proposes to consummate the Exchange Offer promptly after November 19, 1996. It is the Company's intention to exchange and retire all Convertible Debentures tendered to and accepted by the Company pursuant to the Exchange Offer.

PURPOSE

     The purpose of the Exchange Offer is to increase the Company's equity base to provide it with financial flexibility for future growth.

TERMS OF THE EXCHANGE OFFER

     Convertible Debentures may be tendered and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof. Holders of Convertible Debentures delivered to the Exchange Agent will be entitled to any payment in respect of accrued and unpaid interest on the converted securities up to, but not including, the Exchange Offer Acceptance Date.

     Although the Company has no present intention to do so, if it should modify the Exchange Offer Consideration offered for the Convertible Debentures in the Exchange Offer, that modified consideration would be provided with regard to all Convertible Debentures accepted in the Exchange Offer. If the Company modifies the Exchange Offer Consideration, the Exchange Offer will remain open at least 10 business days from the date the Company first publishes, sends or gives notice, by public announcement or otherwise, of such modification to the holders of Convertible Debentures.

     After the Expiration Date, if fewer than all of the Convertible Debentures have been tendered and exchanged in the Exchange Offer, the Company may, or may cause any affiliate to, purchase additional Convertible Debentures in the open market, in privately negotiated transactions, through subsequent exchange offers or otherwise or may seek to cause the Convertible Debentures to be retired or defeased. Any future purchases or exchanges may be for other securities or for cash and may be on the same terms or on terms that are more or less favorable to holders than the terms of the Exchange Offer. Any future purchases or exchanges by the Company or any affiliate will depend on various factors at that time.

     Tendering holders of Convertible Debentures will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Convertible Debentures pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer.

SHAREHOLDER APPROVAL OF ISSUANCE OF CLASS A COMMON STOCK TO
EFFECT EXCHANGE OFFER

     At the request of the American Stock Exchange, shareholders of Class A Common Stock and Class B Common Stock are being asked to approve the issuance of Class A Common Stock necessary to effect the Exchange Offer in accordance with rules of the American Stock Exchange which require shareholder approval prior to issuance of common stock equal to 20% or more of the presently outstanding stock in certain circumstances. Mr. John J. Shalam, President and Chief Executive Officer of the Company, currently owns or controls approximately 74.4% of the Company's voting power. Mr. Shalam has advised the Company that he intends to vote in favor of this issuance of the Class A Common Stock to effect the Exchange Offer and, accordingly, approval by the shareholders is assured. The special meeting of shareholders (the "Special Meeting") to be called to vote upon the issuance of the Class A Common Stock is tentatively scheduled for November 19, 1996. The record date for such Special Meeting is October 21, 1996. However, the proxy materials to be mailed to shareholders in connection with the above Special Meeting is subject to review by the Securities and Exchange Commission, and, accordingly, the date of the Special Meeting (and, consequently, the Expiration Date) may be delayed beyond November 19, 1996.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept for exchange or subject to any applicable rules or regulations of the Commission, any Convertible Debentures tendered for exchange and may postpone the exchange of any Convertible Debentures tendered and to be exchanged by it, and may terminate or amend the Exchange Offer as provided herein if any of the following conditions exist:

          (1) the holders of the Class A Common Stock and Class B Common Stock, voting together, do not approve the issuance of the number of shares of Class A Common Stock required to effect the Exchange Offer by the Expiration Date (the "Shareholder Approval Condition");

          (2)  there shall have been instituted or
     threatened or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, (a) that challenges the making of the Exchange Offer, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offer or otherwise adversely affect, in any material manner the Exchange Offer or which requires the Company to file a registration statement in respect of the Class A Common Stock being offered as consideration in the Exchange Offer or (ii) that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company;

          (3)  there shall have occurred any material
     adverse development, in the sole judgment of the Company, with respect to any action or proceeding concerning the Company;

          (4)  an order, statute, rule, regulation,
     executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company;

          (5) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company or which, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer, or that will, or is reasonably likely to, materially impair the contemplated benefits to the Company of the Exchange Offer, or otherwise result in the consummation of the Exchange Offer not being or not reasonably likely to be in the best interests of the Company;

          (6)  the Trustee shall have objected in any
     respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of the Exchange Offer, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of the Exchange Offer or the acceptance of, or exchange for, any of the Convertible Debentures;

          (7) the Company shall not have received from any federal, state or local governmental, regulatory or administrative agency or instrumentality, any approval, authorization or consent that, in the sole judgment of the Company, is necessary to effect the Exchange Offer; and

          (8) there shall have occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the price of the Convertible Debentures or the Class A Common Stock in the United States securities or financial markets, (c) a material impairment in the trading market for debt or equity securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,
     (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the reasonable judgment of the Company, might affect, the extension of credit by banks or other lending institutions, (f) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, (g) any imposition of a general suspension of trading or limitation of prices on the New York Stock Exchange or the AMEX, or (h) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

     All the foregoing conditions are for the sole benefit of the Company and may be asserted by the Company at any time regardless of the circumstances giving rise to such conditions and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If any of the conditions set forth in this section shall not be satisfied, the Company may, subject to applicable law, (i) terminate the Exchange Offer and return all Convertible Debentures tendered pursuant to the Exchange Offer to tendering holders; (ii) extend the Exchange Offer and retain all tendered Convertible Debentures until the Expiration Date for the extended Exchange Offer; (iii) amend the terms of the Exchange Offer or modify the consideration to be provided by the Company pursuant to the Exchange Offer; or (iv) waive the unsatisfied conditions with respect to the Exchange Offer and accept all Convertible Debentures tendered pursuant to the Exchange Offer.

EXPIRATION; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer is scheduled to expire at 5:00 PM, New York City time, on November 19, 1996. The Expiration Date will be extended should the Special Meeting be held later than November 19, 1996. Additionally, the Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is open by giving oral or written notice of such extension to the Exchange Agent and making a public announcement thereof as described in the second succeeding paragraph. There can be no assurance that the Company will exercise its right to extend the Exchange Offer. During any extension of the Exchange Offer, all Convertible Debentures previously tendered pursuant thereto and not exchanged or withdrawn will remain subject to the Exchange Offer and may be accepted for exchange by the Company at the expiration of the Exchange Offer subject to the right of a tendering holder to withdraw his Convertible Debentures. See "The Exchange Offer -- Withdrawal of Tenders." Under no circumstances will interest on the Exchange Offer Consideration be paid by the Company by reason of any such extension.

     The Company also expressly reserves the right, subject to applicable law, (i) to delay acceptance for exchange of any Convertible Debentures or, regardless of whether such Convertible Debentures were theretofore accepted for exchange, to delay the exchange of any Convertible Debentures pursuant to the Exchange Offer or to terminate the Exchange Offer and not accept for exchange any Convertible Debentures, if any of the conditions to the Exchange Offer specified herein fail to be satisfied by giving oral or written notice of such delay or termination to the Exchange Agent; (ii) to waive any condition to the Exchange Offer and accept all the Convertible Debentures tendered; and (iii) at any time, or from time to time, to amend the terms of Exchange Offer in any respect, including the Exchange Offer Consideration. The reservation by the Company of the right to delay exchange or acceptance for exchange of Convertible Debentures is subject to the provisions of Rule 13e-4(f)(5) under the Exchange Act, which requires that the Company pay the consideration offered or return the Convertible Debentures deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the Exchange Offer.

     Any extension, delay, termination or amendment of the Exchange Offer will be followed as promptly as practicable by a public announcement thereof. Without limiting the manner in which the Company may choose to make a public announcement of any extension, delay, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a release to the Dow Jones News Service, except in the case of an announcement of an extension of the Exchange Offer, in which case the Company shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

     If the Company makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or if the Company waives any condition of the Exchange Offer that results in a material change to the circumstances of the Exchange Offer, the Company will disseminate additional Exchange Offer materials in a manner reasonably calculated to inform holders of Convertible Debentures of such change, and will provide holders of Convertible Debentures adequate time to consider such materials and their participation in the Exchange Offer. The minimum period during which the Exchange Offer must remain open following a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, other than a change in the Exchange Offer Consideration or the percentage of the Convertible Debentures sought in the Exchange Offer, will depend upon the facts and circumstances, including the relative materiality, of the changed terms or information.

     If the Company increases or decreases the Exchange Offer Consideration or the amount of Convertible Debentures sought in the Exchange Offer, the Exchange Offer will remain open at least ten business days from the date that the Company first publishes, sends or gives notice, by public announcement or otherwise, of such increase or decrease. The Company has no current intention to increase or decrease the Exchange Offer Consideration currently offered or the amount of Convertible Debentures sought to be purchased.

PROCEDURES FOR TENDERING

     TENDERS OF SECURITIES. For a Registered Holder to validly tender Convertible Debentures pursuant to the Exchange Offer, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees or, in the case of a Book-Entry Transfer (as defined below), an Agent's Message (as defined below), and any other documents required by the instructions to the Letter of Transmittal, must be received by the Exchange Agent prior to the Expiration Date at one of its addresses set forth on the back cover page of this Offering Circular. In addition, the Exchange Agent must receive either certificates for tendered Convertible Debentures at any of such addresses or such Convertible Debentures must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of, or an Agent's Message with respect to, such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date. A Registered Holder who desires to tender Convertible Debentures and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Convertible Debentures are not immediately available must comply with the procedures for guaranteed delivery set forth below. Letters of Transmittal, certificates representing Convertible Debentures and confirmations of, or an Agent's Message with respect to, book-entry transfer should be sent only to the Exchange Agent, and not to the Company or the Trustee.

     The term "Agent's Message" means a message transmitted by a Book-Entry Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility, tendering the Convertible Debentures that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant.

     DELIVERY OF LETTERS OF TRANSMITTAL. If the certificates for Convertible Debentures are registered in the name of a person other than the signer of the Letter of Transmittal relating thereto, then, in order to tender such Convertible Debentures pursuant to the Exchange Offer, the certificates evidencing such Convertible Debentures must be endorsed or accompanied by appropriate bond powers signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or bond powers guaranteed as provided below.

     ANY BENEFICIAL OWNER WHOSE CONVERTIBLE DEBENTURES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER CONVERTIBLE DEBENTURES IN THE EXCHANGE OFFER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO TENDER THE CONVERTIBLE DEBENTURES ON SUCH BENEFICIAL OWNER'S BEHALF. IF ANY BENEFICIAL OWNER WISHES TO TENDER CONVERTIBLE DEBENTURES HIMSELF, THAT BENEFICIAL OWNER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND, WHERE APPLICABLE, DELIVERING HIS CONVERTIBLE DEBENTURES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE CONVERTIBLE DEBENTURES IN SUCH BENEFICIAL OWNER'S NAME OR FOLLOW THE PROCEDURES DESCRIBED IN THE IMMEDIATELY PRECEDING PARAGRAPH. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE A CONSIDERABLE AMOUNT OF TIME.

     The method of delivery of Convertible Debentures, Letters of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder tendering the Convertible Debentures. If delivery is to be made by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to that date and time.

     BOOK-ENTRY TRANSFER. Promptly after the commencement of the Exchange Offer, the Exchange Agent and the Company will seek to establish a new account or utilize an existing account with respect to the Convertible Debentures at The Depository Trust Company (a "Book-Entry Transfer Facility"). Any financial institution that is a participant in the Book-Entry Transfer Facility system and whose name appears on a security position listing as the owner of Convertible Debentures may make book-entry delivery of such Convertible Debentures by causing the Book-Entry Transfer Facility to transfer such Convertible Debentures into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Convertible Debentures may be effected through book-entry transfer at a Book-Entry Transfer Facility, the applicable Letter of Transmittal (or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof), properly completed and validly executed, with any required signature guarantees, an Agent's Message and any other required documents, must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover page of this Offering Circular on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures described below. The Company may elect to waive receipt of a written Letter of Transmittal if delivery is properly effected through the Book-Entry Transfer Facility.

     IN ORDER TO BE ASSURED OF PARTICIPATING IN THE EXCHANGE OFFER, ANY BENEFICIAL OWNER WHOSE CONVERTIBLE DEBENTURES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE OR WHO WISHES TO TENDER CONVERTIBLE DEBENTURES SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY (LEAVING SUCH REGISTERED HOLDER WITH SUFFICIENT TIME TO TENDER THE CONVERTIBLE DEBENTURES ON THE BENEFICIAL HOLDERS BEHALF) AND INSTRUCT SUCH REGISTERED HOLDER TO TENDER THE CONVERTIBLE DEBENTURES ON SUCH BENEFICIAL OWNER'S.

     SIGNATURE GUARANTEES. Signatures on the Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States or by any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being an "Eligible Institution") unless (a) the Letter of Transmittal is signed by the registered holder of the Convertible Debentures tendered therewith (or by a participant in one of the Book-Entry Transfer Facilities whose name appears on a security position listing as the owner of such Convertible Debentures) and neither the "Special Payment Instructions" box nor the "Special Delivery Instructions" box of the Letter of Transmittal is completed, or (b) such Convertible Debentures are tendered for the account of an Eligible Institution.

     GUARANTEED DELIVERY. If a holder desires to tender Convertible Debentures pursuant to the Exchange Offer and (a) certificates representing such Convertible Debentures are not immediately available, (b) time will not permit such holder's Letter of Transmittal, certificates evidencing such Convertible Debentures or other required documents to reach the Exchange Agent prior to the Expiration Date or (c) such holder cannot complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected if all the following are complied with:

          (a) such tender is made by or through an Eligible
     Institution;

          (b) on or prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution, at one of the addresses of the Exchange Agent set forth on the back cover page of this Offering Circular, a properly completed and validly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) in substantially the form accompanying this Offering Circular, setting forth the name and address of the registered holder and the principal amount or number of Convertible Debentures being tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of the Notice of Guaranteed Delivery, the Letter of Transmittal validly executed (or a facsimile thereof), together with certificates evidencing the Convertible Debentures (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Convertible Debentures into the Exchange Agent's account with a Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal and the instructions thereto, will be deposited by such Eligible Institution with the Exchange Agent; and

          (c) such Letter of Transmittal (or a facsimile thereof), properly completed and validly executed, together with certificates evidencing all physically delivered Convertible Debentures in proper form for transfer (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Convertible Debentures into the Exchange Agent's account with a Book-Entry Transfer Facility) and any other required documents are received by the Exchange Agent within three New York Stock Exchange trading days after the date of such Notice of Guaranteed Delivery.

     LOST OR MISSING CERTIFICATES. If a holder desires to tender Convertible Debentures pursuant to the Exchange Offer but the certificates evidencing such Convertible Debentures have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Trustee, at the address or telephone number listed below, about procedures for obtaining replacement certificates for such Convertible Debentures or arranging for indemnification or any other matter that requires handling by the
Trustee:

     Continental Stock Transfer & Trust Company
     Two Broadway, 19th Floor
     New York, New York  10004
     Telephone No. (212) 509-4000

     TENDER CONSTITUTES AN AGREEMENT. The tender of Convertible Debentures into the Exchange Offer pursuant to any of the procedures described above, including tendering through a book-entry delivery, will constitute a binding agreement between the tendering holder and the Company upon the terms and conditions of the Exchange Offer, and a representation that (i) such holder owns the Convertible Debentures being tendered and is entitled to tender such Convertible Debentures as contemplated by the Exchange Offer all within the meaning of Rule 14e-4 under the Exchange Act, and (ii) the tender of such Convertible Debentures complies with Rule 14e-4.

     Further, by executing or transmitting a Letter of Transmittal (as set forth above, including book-entry transfer, and subject to and effective upon acceptance for exchange for the Convertible Debentures tendered therewith or effectively agreeing to the terms of the Letter of Transmittal pursuant to a book-entry delivery), a tendering holder irrevocably sells, assigns and transfers to or upon the order of the Company or its assignee all right, title and interest in and to all such Convertible Debentures tendered thereby, waives any and all rights with respect to the Convertible Debentures (including, without limitation, the tendering holder's waiver of any existing or past defaults and their consequences with respect to the Convertible Debentures, and releases and discharges any obligor or parent of any obligor of the Convertible Debentures from any and all claims such holder may have now, or may have in the future, arising out of or related to the Convertible Debentures, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the Convertible Debentures or to participate in any redemption or defeasance of the Convertible Debentures, and each such holder irrevocably selects and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of such holder (with full knowledge that the Exchange Agent also acts as agent of the Company and as the Trustee under the Indenture) with respect to such Convertible Debentures, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Convertible Debentures, or transfer ownership of such Convertible Debentures on the account books maintained by a Book-Entry Transfer Facility, together, in each case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (b) present such Convertible Debentures for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Convertible Debentures (except that the Depositary will have no rights to or control over funds from the Company).

     OTHER MATTERS. Notwithstanding any other provision of the Exchange Offer, delivery of the shares of Class A Common Stock for Convertible Debentures tendered and accepted pursuant to the Exchange Offer will occur only after timely receipt by the Exchange Agent of such Convertible Debentures (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Convertible Debentures into the Exchange Agent's account with a Book-Entry Transfer Facility), together with properly completed and validly executed Letters of Transmittal (or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof) and any other required documents.

     All questions as to the form of all documents, the validity (including time of receipt) and acceptance of tenders of the Convertible Debentures will be determined by the Company, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Convertible Debentures will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Convertible Debentures that are not in proper form or the acceptance of which, in the Company's opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Convertible Debentures. If the Company waives its right to reject a defective tender of Convertible Debentures, the holder will be entitled to the Exchange Offer Consideration. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Convertible Debentures must be cured within such time as the Company determines, unless waived by the Company. Tenders of Convertible Debentures shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. None of the Company, the Exchange Agent, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders of Convertible Debentures, or will incur any liability to holders for failure to give any such notice.

WITHDRAWAL OF TENDERS

     Tenders of Convertible Debentures may be withdrawn at any time until the Expiration Date as such date may be extended. Thereafter, such tenders are irrevocable, except that they may be withdrawn after the expiration of 40 business days from the commencement of the Exchange Offer (December 16, 1996) unless accepted for exchange prior to that date.

     Holders who wish to exercise their right of withdrawal with respect to a Exchange Offer must give written notice of withdrawal, delivered by mail or hand delivery or facsimile transmission, to the Exchange Agent at one of its addresses set forth on the back cover page of this Offering Circular prior to the Expiration Date or at such other time as otherwise provided for herein. In order to be effective, a notice of withdrawal must specify the name of the person who deposited the Convertible Debentures to be withdrawn (the "Depositor"), the name in which the Convertible Debentures are registered, if different from that of the Depositor, and the principal amount of the Convertible Debentures to be withdrawn prior to the physical release of the certificates to be withdrawn. If tendered Convertible Debentures to be withdrawn have been delivered or identified through confirmation of book-entry transfer to the Exchange Agent, the notice of withdrawal also must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with withdrawn Convertible Debentures. The notice of withdrawal must be signed by the registered holder of such Convertible Debentures in the same manner as the applicable Letter of Transmittal (including any required signature guarantees), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Convertible Debentures. Withdrawals of tenders of Convertible Debentures may not be rescinded, and any Convertible Debentures withdrawn will be deemed not validly tendered thereafter for purposes of the Exchange Offer. However, properly withdrawn Convertible Debentures may be tendered again at any time prior to the Expiration Date by following the procedures for tendering not previously tendered Convertible Debentures described elsewhere herein.

     All questions as to the form, validity and eligibility (including time of receipt) of any withdrawal of tendered Convertible Debentures will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, the Exchange Agent, the Trustee or any other person will be under any duty to give notification of any defect or irregularity in any withdrawal of tendered Convertible Debentures, or will incur any liability for failure to give any such notification.

     If the Company is delayed in its acceptance for conversion and payment for any Convertible Debentures or is unable to accept for conversion or convert any Convertible Debentures pursuant to the Exchange Offer for any reason, then, without prejudice to the Company's rights hereunder, tendered Convertible Debentures may be retained by the Exchange Agent on behalf of the Company and may not be withdrawn (subject to Rule 13e-4(f)(5) under the Exchange Act, which requires that the issuer making the tender offer pay the consideration offered, or return the tendered securities, promptly after the termination or withdrawal of a tender offer), except as otherwise permitted hereby.

FRACTIONAL SHARES

     Exchanging holders of Convertible Debentures will not receive fractional shares of Class A Common Stock since the Company has agreed to accept Convertible Debentures in a principal amount of $1,000 (or integral multiples thereof) and such principal amount of Convertible Debentures is convertible into a whole number of shares of Class A Common Stock. If a holder of Convertible Debentures seeks to exchange a principal amount that is not an integral multiple of $1,000, the Company if it determines to accept such exchange will, at its option, issue fractional shares or issue a cash payment in lieu thereof equal to each such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale by the Exchange Agent, on behalf of such holders, of shares of Class A Common Stock representing the aggregate of such fractional shares of Class A Common Stock reasonably promptly after the consummation of the Exchange Offer. See "The Exchange Offer."

ACCEPTANCE OF CONVERTIBLE DEBENTURES; DELIVERY OF CLASS A COMMON
STOCK

     The acceptance of the Convertible Debentures validly tendered for exchange and not withdrawn will be made as promptly as practicable after the Expiration Date. For purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange validly tendered Convertible Debentures if, as and when the Company gives oral or written notice thereof to the Exchange Agent. Such notice of acceptance shall constitute a binding contract between the Company and the tendering holder pursuant to which the Company will be obligated to provide the Exchange Offer Consideration therefor plus any accrued and unpaid interest due on such tendered Convertible Debentures. Subject to the terms and conditions of the Exchange Offer, (i) delivery of Class A Common Stock in respect of Convertible Debentures accepted and exchanged pursuant to the Exchange Offer and (ii) payment of accrued and unpaid interest will be made by the Exchange Agent as soon as practicable after receipt of such notice. The Exchange Agent will act as agent for the tendering holders of Convertible Debentures for the purposes of receiving Class A Common Stock and funds to pay accrued and unpaid interest from the Company and transmitting the Class A Common Stock (through Book-Entry Transfer or otherwise) and payment by wire transfer of accrued and unpaid interest to the tendering holders. Tendered Convertible Debentures not accepted for conversion by the Company, if any, will be returned without expense to the tendering holder of such Convertible Debentures (or, in the case of Convertible Debentures tendered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, such Convertible Debentures will be credited to an account maintained at a Book-Entry Transfer Facility) as promptly as practicable following the Expiration Date.

EXCHANGE AGENT

     Continental Stock Transfer & Trust Co. has been appointed Exchange Agent for the Exchange Offer. All deliveries and correspondence sent to the Exchange Agent should be directed to one of its addresses set forth on the back cover page of this Offering Circular. Requests for assistance or additional copies of this Offering Circular and the Letter of Transmittal should be directed to the Exchange Agent, at its address set forth on the back cover page of this Offering Circular. The Company has agreed to pay the Exchange Agent customary fees for its services and to reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company also has agreed to indemnify the Exchange Agent for certain liabilities, including liabilities under the federal securities laws. The Exchange Agent also acts as Trustee under the Indenture for the Convertible Debentures.

MISCELLANEOUS

     The Company has not retained any dealer manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting tenders of Convertible Debentures. However, directors, officers and employees of the Company (who will not be separately compensated for such services) may solicit exchanges by use of the mails, personally or by telephone, facsimile or similar means of electronic transmission. The Company also will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this Offering Circular and related documents to the beneficial owners of the Convertible Debentures and in handling or forwarding tenders of Convertible Debentures by their customers.

                           THE COMPANY

     Audiovox Corporation (together with its subsidiaries, the "Company" or "Audiovox") designs and markets cellular telephones and accessories, automotive aftermarket sound and security equipment, other automotive aftermarket accessories, and certain other products. Over the past thirty years, the Company has grown from a supplier of automotive sound equipment to a leading supplier of cellular telephones to the Regional Bell Operating Companies ("RBOCs"), other cellular carriers and their respective agents in the United States. As of August 31, 1996, the Company also operated approximately 30 administrative and retail outlets, licensed its trade name, or entered into concessionaire arrangements with, approximately 11 additional retail outlets in selected markets in the United States, and had two mobile vans. These outlets focus on the sale and servicing of cellular telephones. Each of the Company's retail outlets acts as a licensed agent for one of the two cellular carriers operating in its geographic area. In addition to generating product revenue from the sale of cellular telephone products, the Company's retail outlets, as agents for cellular carriers, are typically paid activation commissions and residual fees from such carriers.

     Through its international distribution network, the Company also sells cellular telephones in Canada, Europe, Latin America, Asia, the Middle East and Australia. In fiscal 1993, fiscal 1994 and fiscal 1995, and the nine months ended August 31, 1996, net sales of cellular telephone products and related fees and commissions represented 60%, 63%, 64% and 64%, respectively, of the Company's total net sales. The Company also sells aftermarket sound, security and accessory products through its international distribution network.

     The Company's automotive aftermarket sound, security and accessory products include stereo cassette radios, compact disc players and changers, amplifiers and speakers; key based and remote control security systems; and cruise controls, door and trunk locks and rear window defoggers. In fiscal 1994, the Company introduced a satellite based security system to its product line. These products are marketed through mass merchandise chain stores, specialty automotive accessory installers, distributors and automobile dealers.

     Cellular phone service was developed as a mobile alternative to conventional landline systems. Since its inception over ten years ago, the industry has grown rapidly. From approximately one million subscribers in the United States in 1987, the Company estimates that the industry has grown to more than 31 million subscribers as of year end 1995. In 1995, the number of cellular subscribers in the United States grew by approximately 8.9 million, representing a 39.6% increase in the number of cellular subscribers from the end of 1994. Cellular phone service is now available in geographic areas that include a substantial majority of the United States population. In recent years, as retail prices for cellular telephones have declined, sales of cellular telephones for personal use have grown more rapidly than sales for business use. The Company estimates that as of the end of 1995, approximately 12.8% of the U.S. population owned a cellular telephone. Total domestic cellular subscribers is estimated to have grown 40% in 1995, and is estimated to increase at a 15% compounded annual growth rate through the year 2000. Total international cellular subscribers are estimated to have grown 58% in 1995.

     A key component of the Company's operating strategy has been to bring to market quality products under its own brand names, in response to established consumer demand, while limiting its investment in fixed plant and, accordingly, its capital risk exposure. The Company seeks to accomplish this by controlling the design of its products through its in-house engineering and design staff, while having such products produced by contract manufacturers.

     The Company sells its products under several brand names it owns or licenses, including Audiovox[RT], SPS[RT], Prestige[RT], Pursuit[RT], Minivox[TM], Minivox Lite[RT], The Protector[RT], American Radio[RT] and Quintex[RT]. The Company uses several techniques to promote Company brand awareness, including trade and customer advertising, attendance at trade shows, and use of a variety of sales promotional material including brochures and other literature and point-of-sale displays.

     The Company employs a value added marketing approach in connection with its wholesale sales. In this regard, the Company typically participates with its wholesale customers in joint marketing and promotional programs such as sales contests and cooperative advertising campaigns. The Company also typically offers its customers customized sales and product training, inventory management assistance, telemarketing assistance (including the scripting of telemarketing presentations) and Company-created advertising materials. In addition, the Company maintains several Company-operated warranty repair centers to assist its network of authorized warranty service stations in technical training and parts procurement. The Company intends to expand the breadth of its product line (for example, by introducing a line of moderately priced cellular telephone products) in order to enable its customers to conveniently obtain a broad line of products from only one supplier.

     The Company has formed a majority-owned subsidiary with its local distributor in Malaysia as a minority owner and is considering forming ventures with its distributors in Greece, Thailand and Venezuela. By joining with an established local business with an existing customer base, the Company believes that it can enter a new market more quickly and with minimum capital expenditures. The Company also believes that its relationships with North American cellular carriers may aid the Company's expansion into international markets as such markets are developed by those carriers.

     In August 1994, the Company formed a new joint venture (known as "Talk Corporation") with Shintom Co., Ltd. ("Shintom") and others for the purpose of developing, manufacturing and distributing cellular telephone and other consumer electronic products. In connection with the formation of the joint venture, the Company was granted certain exclusive distribution rights with respect to cellular products manufactured by Shintom. Talk Corporation commenced operations in October 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" in the 1995 Form 10-K.

     Historically, the Company has been dependent on foreign suppliers, particularly Japan and China, for a majority of its products. In 1994 and 1995, the United States government announced proposed trade sanctions on cellular products imported from foreign countries, particularly Japan and China. Although the United States government has not implemented such proposed trade sanctions, as the Company sources a majority of its cellular products from Japan and China, if such trade sanctions (or trade sanctions on other of the Company's products) were to be imposed, there is no assurance that the Company would be able to obtain alternatives to its supply sources. The Company is considering sourcing products from several countries. Such purchases would be subject to the risks of purchasing products from foreign suppliers. See "Risk Factors--United States Trade Sanctions Could Limit the Company's Sources of Supply," "-- No Assurance of Alternative Supply Sources," "-- Dependence on Foreign Suppliers," and "--Dependence on Toshiba."

     For the nine months ended August 31, 1996, the Company recorded net income of $1,394,000, or $0.15 per share (both primary and fully diluted, without giving effect to the Exchange
Offer).

     The Company was incorporated in Delaware on April 10, 1987 as a successor to the business of Audiovox Corp., a New York corporation founded in 1960 by John J. Shalam, the Company's President, Chief Executive Officer and controlling stockholder. The Company's corporate headquarters is located at 150 Marcus Boulevard, Hauppauge, New York 11788, and its telephone number at that address is 516-231-7750.

            DESCRIPTION OF THE CONVERTIBLE DEBENTURES

     The Convertible Debentures have been issued under an Indenture, dated as of March 15, 1994 (the "Indenture"), between the Company and Continental Stock Transfer & Trust Company, as trustee (the "Trustee"). As used in this "Description of the Convertible Debentures," the term "Company" refers only to Audiovox Corporation and the term "Subsidiary" refers to any Person (as herein defined) of which more than 50% of the outstanding voting stock is owned by the Company and/or one or more other Subsidiaries of the Company.

     The following summary of certain provisions of the Indenture and the Convertible Debentures does not purport to be complete, and where reference is made to particular provisions of the Indenture or the Convertible Debentures, such provisions are qualified in their entirety by reference to all of the provisions of the Indenture and the Convertible Debentures, as the case may be, including the definitions therein of certain terms.

GENERAL

     The Convertible Debentures are limited to $65,000,000 aggregate principal amount, are unsecured subordinated obligations of the Company and will mature on March 15, 2001. As of the date hereof, the aggregate principal amount of Convertible Debentures outstanding is $65,000,000. The Convertible Debentures bear interest from the date of issuance and authentication at a rate of 6 1/4% per annum . Interest is payable semiannually on March 15 and September 15 (each, an "Interest Payment Date"), which payments commenced September 15, 1994, to the person in whose name the Convertible Debentures are registered, subject to certain exceptions, at the close of business on February 28 and August 31 (each, a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date. Principal of (and premium and any Liquidated Damages, if any) and interest on the Convertible Debentures are payable, and the Convertible Debentures are convertible and transfers thereof are registrable, at the office of the Trustee, Two Broadway, New York, New York 10004, Attention: Steven G. Nelson, provided that, at the option of the Company, payments of interest and Liquidated Damages may be made by check mailed to the address of the person entitled thereto as it appears on the Security Register (as such term is defined in the Indenture). (Sections 202 and 301.)

     The Convertible Debentures and the underlying Class A Common
Stock currently trade on the AMEX.  See  --  "Market Price of
Convertible Debentures" and --  "Description of Capital Stock --
Market Price of Class A Common Stock."

     The covenants and provisions contained in the Indenture and the Convertible Debentures would not necessarily afford the Holders of the Convertible Debentures protection in the event of a highly leveraged transaction involving the Company, including a leveraged transaction initiated or supported by the Company, the management of the Company or any Affiliate of such Persons (as such terms are hereinafter defined).

CONVERSION RIGHTS

     The Convertible Debentures or portions thereof (which are $1,000 or integral multiples thereof), unless called for prior redemption, are convertible into shares of Class A Common Stock, at the Holders' option, at any time prior to maturity, at the initial Conversion Price of $17.70 per share of Class A Common Stock, subject to adjustment as described below. The right to convert Convertible Debentures, or portions thereof (which are $1,000 or integral multiples thereof), will terminate at the close of business on the Redemption Date or the Purchase Date (as each such term is hereinafter defined). (Section 1201.) Pursuant to the Exchange Offer the Convertible Debentures will be effectively convertible into Class A Common Stock at a conversion price of $6.061 per share.

     No adjustment will be made on conversion of any Convertible Debenture for interest or dividends. Convertible Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the next succeeding Interest Payment Date (unless called for redemption during that period) must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Convertible Debentures being surrendered for conversion. In the case of any Convertible Debenture which has been converted after any Regular Record Date but on or before the next Interest Payment Date, interest payable on such Interest Payment Date shall be paid to the registered Holder of such Convertible Debenture on the Regular Record Date notwithstanding such conversion. Fractional shares of Class A Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon the market price of the Class A Common Stock. (Section 1202 and Section 1203.)

     The Conversion Price is subject to adjustment in certain events under formulas set forth in the Indenture, including: (i) the issuance of any shares of Common Stock to holders of any class of Common Stock as a dividend or distribution; (ii) the issuance to the holders of any class of Common Stock of rights, options or warrants entitling them to subscribe for or purchase shares of any class of Common Stock for a price per share less than the then current market price per share of Class A Common Stock (excluding for this purpose rights, options and warrants issued under the Company's existing benefit plans ("Existing Options"), additional rights, options and warrants issued to employees to purchase up to an aggregate of 500,000 shares of Common Stock exercisable on a per share basis for at least 85% of the current per share market price of Class A Common Stock on the date of grant ("Additional Options"), and certain rights, options and warrants ("Special Stockholder Rights") which are not exercisable until the occurrence of a specified event or events (the adjustment for the issuance of such Special Stockholder Rights to be made if and when such Special Stockholders Rights become exercisable)); (iii) subdivisions, combinations and reclassifications of any class of Common Stock; (iv) the distribution to holders of Common Stock of evidences of indebtedness or assets of the Company (including securities, but excluding those rights, warrants, dividends and distributions referred to above, Existing Options, Additional Options, Special Stockholder Rights and the cash portion of any dividends and distributions paid in whole or in part in cash); (v) distributions consisting of cash (excluding any cash distributed upon a merger or consolidation to which the third succeeding paragraph applies or cash paid in connection with the purchase of outstanding Common Stock at a per share price equal to or less than the then current market price per share of Class A Common Stock or purchases of Convertible Debentures upon the occurrence of a Risk Event or Redemption Event (as such terms are defined herein)) to holders of Common Stock in an aggregate amount that, combined together with (a) other such cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (b) the amount by which any cash and the fair market value (as determined in good faith by the Company's Board of Directors) of other consideration paid in excess of the then current aggregate market price of shares tendered in respect of any tender offer by the Company or any of its Subsidiaries for any shares of Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of the then current aggregate market price of the Common Stock (assuming the market price of each share of Common Stock is equal to the per share market price of Class A Common Stock) then outstanding; and (vi) the successful completion of a tender offer made by the Company or any of its Subsidiaries for all or a portion of any class of Common Stock to the extent the fair market value (as determined in good faith by the Company's Board of Directors) of the aggregate consideration paid in excess of the current aggregate market price of the shares tendered in connection with such tender offer, together with (a) the amount by which any cash and other consideration paid in excess of the then current market price of shares tendered in any tender offers by the Company or any of its Subsidiaries for any class of Common Stock concluded within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment has been made and (b) the aggregate amount of any cash distributions referred to in (v) above to holders of Common Stock within the 12 months preceding the expiration of such tender offer and in respect of which no adjustments have been made, exceeds 12.5% of the then current aggregate market price of the Common Stock on the expiration of such tender offer (assuming the market price of each share of Common Stock is equal to the per share market price of Class A Common Stock). If previously adjusted in respect of any rights, options or warrants referred to in (ii) above, the Conversion Price shall be re-adjusted to the extent any such rights, options or warrants expire unexercised. There will be no permanent adjustment in the Conversion Price as a result of the Exchange Offer. (Section 1204.)

     Except as stated in the preceding provisions, the initial Conversion Price will not be adjusted for issuances of shares of Class A Common Stock at less than the then current market price of the Class A Common Stock or the then current Conversion Price of the Convertible Debentures upon the exercise of present or future stock options granted by the Company to its employees. Moreover, no adjustment will be made unless such adjustment would require a change of at least 1% in the Conversion Price then in effect, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company has reserved the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for Federal tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. (Section 1204.)

     In the event that the Company shall distribute rights, options or warrants (other than those referred to in (ii) in the second preceding paragraph) ("Rights") pro rata to holders of the Class A Common Stock, so long as any such Rights have not expired or been redeemed, the Holder of any Convertible Debenture surrendered for conversion, in whole or in part, will be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after such Distribution Date, the same number of Rights to which a holder of the number of shares of Class A Common Stock into which such Convertible Debenture, or portion thereof, so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the Rights. The Conversion Price of the Convertible Debentures will not be subject to adjustment on account of any declaration, distribution or exercise of such Rights. (Section 1204.)

     In case either of the following occurs: (i) any consolidation or merger involving the Company other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock; or (ii) any sale or transfer of all or substantially all of the assets of the Company, each Convertible Debenture will, without the consent of any Holder thereof, become convertible only into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock into which such Convertible Debenture could have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of shares of Class A Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made (or an Affiliate of such Person), and failed to exercise any rights of election and received per share of Class A Common Stock the kind and amount of cash or other property received per share of Class A Common Stock by a plurality of non-electing shares). The foregoing provision will not affect the right of any Holder of the Convertible Debentures to receive the Purchase Price (as such term is hereinafter defined) in the event of such Holder's election to require the Company to purchase the Convertible Debentures upon a Risk Event or a Redemption Event (as each such term is hereinafter defined). (Section 1211.)

     In the event of a distribution of property to the Company's stockholders which would be taxable as a dividend for Federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends on or rights to subscribe for Class A Common Stock) to holders of the Class A Common Stock that results in an adjustment of the Conversion Price of the Convertible Debentures pursuant to the antidilution provisions described above, the Holders of the Convertible Debentures may, in certain circumstances, be deemed to have received a taxable dividend for Federal income tax purposes.

     The Company agreed to use its best efforts to cause all registrations with, and to obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required in connection with the conversion of the Convertible Debentures into shares of Class A Common Stock. If at any time during the three-year period following the Closing Date a registration statement under the Securities Act covering the Conversion Shares is not effective, such shares (the "Restricted Shares") may not be sold or otherwise transferred except in accordance with or pursuant to an exemption from or otherwise in a transaction not subject to, the registration requirements of the Securities Act, and, although an effective registration statement exists as of the date hereof, if a registration statement under the Securities Act is not effective at the time of a conversion, the Restricted Shares will bear a legend to that effect. The transfer agent for the Class A Common Stock will not be required to accept for registration or transfer any Restricted Shares, except upon presentation of satisfactory evidence that these restrictions on transfer have been complied with, all in accordance with such reasonable regulations as the Company may from time to time agree with the transfer agent.

     The Indenture contains a covenant which prevents the Company from granting any voting rights (other than as required by applicable law) to any share of Preferred Stock (as such term is defined in the Certificate of Incorporation of the Company).
(Section 1007.)

REDEMPTION AT OPTION OF THE COMPANY

     The Convertible Debentures are not redeemable by the Company prior to March 15, 1997. On or after March 15, 1997, the Convertible Debentures are redeemable on at least 30 days' notice and not more than 60 days' notice, at the option of the Company, in whole at any time or in part from time to time at the redemption prices set forth below. (Sections 1101 and 1105.)

     The redemption prices (expressed as percentages of principal amount), to which are added accrued interest and Liquidated
Damages, if any, to the date fixed for redemption (the
"Redemption Date"), if redeemed during the 12-month period beginning March 15 of the years indicated, are as follows:

     YEAR                                  PERCENTAGE
     ----                                  ----------

     1997                                    103.12%
     1998                                    102.08%
     1999                                    101.04%

and from March 15, 2000 and thereafter at 100% of the principal amount. (Section 203.)

     If less than all of the Convertible Debentures are to be redeemed, the Trustee will select the Convertible Debentures or portions thereof to be redeemed on a pro rata basis, or by such other method that complies with the requirements of any exchange or market, if any, on which the Convertible Debentures are listed or traded, as the Trustee deems fair and appropriate, that provides for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of the Convertible Debentures of a denomination larger than $1,000. In the event of redemption of a Convertible Debenture in part only, a new Convertible Debenture of like tenor for the unredeemed portion will be issued in the name of the Holder of the Convertible Debenture upon the cancellation thereof. (Sections 1104 and 1108.)

     Any Convertible Debentures called for redemption, unless surrendered for conversion on or before the Redemption Date, are subject to being purchased from the Holder at the then applicable redemption price set forth above plus accrued interest and Liquidated Damages, if any, by one or more investment banks or other purchasers who may agree with the Company to purchase such Convertible Debentures and convert them into shares of Class A Common Stock. The Company will, at least 60 days (in case of any redemption at the election of the Company of less than all of the Convertible Debentures) or 45 days (in the case of a redemption at the election of the Company of all of the Convertible Debentures) prior to the Redemption Date fixed by the Company (unless a shorter notice is satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Convertible Debentures to be redeemed. (Sections 1103 and 1109.)

PURCHASE AT OPTION OF DEBENTUREHOLDERS UPON A RISK EVENT OR A
REDEMPTION EVENT

     In the event that a Risk Event or a Redemption Event (as such terms are hereinafter defined) shall occur, each Holder of Convertible Debentures will have the right, at the Holder's option, to require the Company to purchase such Holder's Convertible Debentures, in whole or in part (which are $1,000 or integral multiples thereof), on the date (the "Purchase Date") that is 45 days after the date of the Company Notice (as such term is hereinafter defined), at 101% of the principal amount of the Convertible Debentures to be purchased, plus accrued interest and any accrued Liquidated Damages to the Purchase Date (the "Purchase Price"). However, the Company's bank credit facility includes as an event of default the occurrence of a Risk Event or a Redemption Event, and any repurchase of Convertible Debentures by the Company from any Holder following the occurrence of a Risk Event or a Redemption Event could be blocked pursuant to the subordination provisions of the Indenture (See "Subordination" below). Thus, Holders of Convertible Debentures would be effectively precluded from exercising their rights to require the Company to repurchase Convertible Debentures following a Risk Event or a Redemption Event during the effectiveness of the Amended Credit Agreement. Future credit facilities the Company may enter into are also likely to contain provisions which would allow the lenders thereunder to prevent repurchase of the Convertible Debentures following a Risk Event or Redemption Event.

     In the event that a Risk Event or a Redemption Event shall occur and the Company shall have not called for the redemption of all the outstanding Convertible Debentures prior to the occurrence of such Risk Event or Redemption Event, the Company (or at the Company's request, the Trustee) shall give notice (the "Company Notice") of such occurrence on or before the thirtieth day after the occurrence of such Risk Event or Redemption Event. The Company Notice shall state the Purchase Date, the date by which the Holder must notify the Company of such Holder's intention to exercise the purchase right, the procedure which such Holder must follow to exercise such right, the Conversion Price then in effect, the Purchase Price and, in the case of a Risk Event, that the Company will pay all or a portion of the Purchase Price in cash, and if not all in cash, that the non-cash portion will be paid in shares of Class A Common Stock having a current market price not less than the non-cash portion of the Purchase Price, or, in the case of a Redemption Event, that the Purchase Price shall be paid all in cash. The Company must deliver a copy of such Company Notice to the Trustee. To exercise such purchase right, the Holder of a Convertible Debenture must deliver written notice to the Trustee on or before the thirtieth day after the date of the Company Notice, together with the Convertible Debenture or Convertible Debentures with respect to which the right is being exercised, duly endorsed for transfer. An exercise of the option to require the Company to purchase a Convertible Debenture is irrevocable, except that a Holder retains the right to require Convertible Debentures submitted for such purchase to be converted into shares of Class A Common Stock prior to the close of business on the Purchase Date so long as the Holder has complied with the procedures for conversion. (Sections 1401 and 1402.)

     A "Risk Event" will be deemed to have occurred at such time after the original issuance of the Convertible Debentures as: (i) all or substantially all of the Company's assets are sold, leased or transferred, in one or a series of related transactions, to any Person other than to the Company or any of its Subsidiaries;
(ii) a plan relating to the liquidation or dissolution of the Company is adopted other than following a transaction in compliance with the Merger and Sale of Assets by the Company restrictions described below; or (iii) any Person other than John
J. Shalam and/or any of his Affiliates or Associates becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting Equity Interests (as such term is defined hereinafter) of the Company. (Section 1403.)

     A "Redemption Event" will be deemed to have occurred at such time after the original issuance of the Convertible Debentures as the Class A Common Stock (or other common stock or securities into which the Convertible Debentures are then convertible) is not listed for trading on a United States national securities exchange or admitted for trading in the NASDAQ-National Market System. (Section 1403.)

     "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of the aggregate voting power of such Person's voting Equity Interests or any officer or director of any such Person; or (iii) with respect to any natural Person, any natural Person having a relationship with such Person by blood, marriage or adoption, not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. (Section 101.)

     "Associate" means, with respect to John J. Shalam: (i) any Person having a relationship with John J. Shalam by blood, marriage or adoption, not more remote than first cousin ("Family Members"); (ii) any trust or other estate in which John J. Shalam or any Family Member or Family Members have, individually or in the aggregate, a substantial beneficial interest; (iii) upon his death or incapacity, the legal representative (or any Person acting in a similar fiduciary capacity) of John J. Shalam's estate or assets and the beneficiaries, heirs and distributees thereof; or (iv) any Person as to which John J. Shalam and/or any Family Member or Family Members are the beneficial owners of more than 50% of the voting power of the voting Equity Interests of such Person. For the purposes of this definition, "beneficial ownership" shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act. (Section 1403.)

     "Corporation" means a corporation, association, company, joint-stock company or business trust. (Section 101.)

     "Equity Interest" of: (i) a partnership means any and all interests, units, participations or other equivalents (however designated and whether or not voting) of partnership interests in such partnership, including all classes and series of such interests; and (ii) a Corporation means any and all shares, interests and participations (however designated and whether or not voting) in such Corporation's preferred or common equity (or comparable equity interests), including all classes and series of such equity. (Section 101.)

     "Person" means any individual, Corporation, limited or general partnership, joint venture, trust, unincorporated organization, "group" (as such term is used in Section 13(d)(3) of the Exchange Act) or any other entity, including a government or any agency or political subdivision thereof. (Section 101.)

     The right to require the Company to purchase Convertible Debentures as a result of a Risk Event or a Redemption Event is limited by the terms of the Amended Credit Agreement, and may be limited by the terms of loan or credit agreements which the Company may enter into from time to time. However, the bank which loaned funds to the Company under the Amended Credit Agreement has consented to the Exchange Offer. As a result, any purchase could, absent a waiver, be prohibited by the subordination provisions of the Indenture. Accordingly, the purchase of the Convertible Debentures as a result of a Risk Event or a Redemption Event could be subject to the prior payment by the Company of outstanding Senior Indebtedness. Failure by the Company to purchase the Convertible Debentures within 30 days of when required upon a Risk Event or a Redemption Event, absent a waiver, will result in an Event of Default under the Indenture whether or not such purchase is permitted by the subordination provisions of the Indenture.

     The purchase option of a Holder upon a Risk Event or a Redemption Event could constitute an "issuer tender offer" as defined in Rule 13e-4 promulgated under the Exchange Act. Rule 13e-4 requires the dissemination of certain information to security holders in such an event. The Company will be obligated to comply with this Rule to the extent applicable at that time.

SUBORDINATION OF CONVERTIBLE DEBENTURES

     The payment on account of the principal (and premium, if any), interest on, Liquidated Damages with respect to, and the Redemption Price or Purchase Price of, the Convertible Debentures is subordinated in right of payment to the extent set forth in the Indenture to the prior payment in full of all Senior Indebtedness of the Company. (Section 1301.)

     Senior Indebtedness means: (a) all indebtedness of the Company, including the principal of and premium, if any, and interest on such indebtedness, whether outstanding on the date of the Indenture, or thereafter created, (i) for borrowed money (including certain fees and expenses and other amounts owing under the Company's bank credit facility), (ii) constituting purchase money indebtedness for which the Company is liable;
(iii) for reimbursement obligations under bank letters of credit and standby letters of credit, (iv) under any lease of any real or personal property, which obligations are capitalized on the Company's books, (v) in respect of periodic, settlement or maturity payments under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements, (vi) under documentary acceptances and bankers' acceptances, (vii) under airway releases and steamship guarantees, (viii) relating to indebtedness of others of the kinds referred to in (i) through
(vii) above guaranteed or assumed, directly or indirectly, by the Company, and (ix) under the Series AA Convertible Debentures or the Series BB Convertible Debentures, or the agreement pursuant to which such Convertible Debentures are outstanding, unless in each such case the instrument creating or evidencing such indebtedness provides that such indebtedness is not superior in right of payment to the Convertible Debentures or other indebtedness which is pari passu with, or subordinated to, the Convertible Debentures; and (b) any modifications, refundings, deferrals, renewals or extensions of any such Senior Indebtedness, or securities, notes or other evidences of indebtedness issued in exchange for such Senior Indebtedness. At August 31, 1996, approximately $38,760,000 of Senior Indebtedness was outstanding. The Convertible Debentures are effectively subordinated to all liabilities of the Company's Subsidiaries. The Indenture does not limit the amount of Senior Indebtedness which the Company may incur nor the amount of liabilities such Subsidiaries may incur. (Section 1301.)

     No payment on account of principal, premium, if any, or interest on, or Liquidated Damages with respect to, or redemption or purchase of, the Convertible Debentures shall be made if, at the time of such payment or immediately after giving effect thereto: (i) there shall exist a default in the payment of principal, premium, if any, or interest (including a default under any purchase, reimbursement or redemption obligations, or in respect of any periodic, settlement or maturity payments under interest rate and currency swaps, caps, floors, collars or similar agreements and arrangements) with respect to any Senior Indebtedness; or (ii) there shall have occurred an event of default (other than a default referred to in clause (i) above) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and written notice of such existence or occurrence shall have been given to the Company and to the Trustee under the Indenture by the holder or holders of such Senior Indebtedness and such event of default shall not have been cured or waived or shall not have ceased to exist; provided, however, that payments on account of principal, premium or Liquidated Damages, if any, or interest on, or a redemption or purchase of, the Convertible Debentures shall resume in the case of any nonpayment default referred to in clause (ii) above, notwithstanding cure or waiver, 179 days after notice of such default is given if the default is not the subject of judicial proceedings or the holders of such Senior Indebtedness have not accelerated the maturity thereof. Notwithstanding the foregoing, the Company may make and the Trustee may receive and shall apply any payment in respect of the Convertible Debentures (for principal, premium or Liquidated Damages, if any, or interest, or purchase or redemption) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above. By reason of such subordination, in the event of insolvency, creditors of the Company who are not Holders of the Convertible Debentures may recover more ratably than Holders of the Convertible Debentures. The Company's ability to pay, redeem or purchase the Convertible Debentures may be limited in certain circumstances by restrictions on the ability of its Subsidiaries and Affiliates to pay dividends and certain fees. (Section 1302.)

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Convertible Debentures; provided that no such modification or amendment may, without the consent of the Holder of each outstanding Convertible Debenture affected thereby: (i) change the stated maturity date of the principal of, or any installment of interest on, the Convertible Debentures; (ii) reduce the principal amount of, the premium, if any, or interest on, or the Liquidated Damages with respect to, any Convertible Debenture;
(iii) change the place or currency of payment; (iv) impair the right to institute suit for the enforcement of any such payment when due; (v) adversely affect the conversion rights of the Holders of the Convertible Debentures; (vi) reduce the percentage in principal amount of Convertible Debentures, the consent of whose Holders is required for modification or amendment of the Indenture or the waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (vii) impair the right of any Holder to require the Company to purchase such Holder's Convertible Debentures upon the occurrence of a Risk Event or a Redemption Event; or (viii) modify any provision of the Indenture with respect to the subordination of the Convertible Debentures so as to affect adversely the rights of any Holder of the Convertible Debentures under the Indenture. (Section 902.)

     The Indenture (including the terms and conditions of the Convertible Debentures) may be modified or amended by the Company and the Trustee without the consent of the Holder of any Convertible Debenture, for certain specified purposes not adversely affecting the rights of the Holders of the Convertible
Debenture. (Section 901.)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following are defined in the Indenture as Events of
Default: (i) default in the payment of any interest on any Convertible Debenture, when due, continuing for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) default in the payment of principal of, premium or Liquidated Damages, if any, with respect to any Convertible Debenture, when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;
(iii) failure on the part of the Company to observe or perform the covenant contained in Section 1007 of the Indenture relating to the granting of voting rights to the Preferred Stock (See "Conversion Rights" above); (iv) default in the payment of any amounts due to the Holder of any Convertible Debenture pursuant to the exercise of the purchase right upon the occurrence of any Risk Event or Redemption Event continuing for 30 days; (v) default in the performance of any other covenant or breach of any other warranty in the Indenture continuing for 60 days after notice of such default is provided to the Company by Holders of at least 25% in principal amount of the outstanding Convertible Debentures; (vi) default by the Company or any Subsidiary under any instrument or instruments governing or securing debt of the Company for borrowed money (other than the Convertible Debentures), which default shall have resulted in indebtedness in an amount in excess of $10,000,000 not being paid at the stated maturity thereof or the maturity of such debt being accelerated and such acceleration shall not have been rescinded or such indebtedness shall not have been paid within five business days;
(vii) final judgments or orders rendered against the Company or any Subsidiary to the extent not fully covered by insurance and which require the payment of more than an aggregate of $6,500,000, assuming such judgments or orders remain unstayed, unbonded or unsatisfied for specified periods; and (viii) certain events in bankruptcy, insolvency or reorganization with respect to the Company or a Subsidiary; provided, however, that an event specified in clauses (vi), (vii) and (viii) with respect to any Subsidiary shall not be deemed an Event of Default if, after the occurrence of such event, (i) the consolidated net worth of the Company (excluding any amount attributable to such Subsidiary) is at least $70,000,000, (ii) (a) there shall be no Rating Decline (as herein defined) and (b) the Convertible Debentures shall not be rated below B- by Standard & Poor's Corporation ("S&P") or B3 by Moody's Investor Service, Inc. ("Moody's") (or the equivalent by another nationally recognized securities rating agency), in the case of either (a) or (b), at any time during the 12 months prior to and the 90 days after public notice of such event, or
(iii) the reduction in the consolidated net worth of the Company as a result of the occurrence of such event, together with any other reductions in such net worth during the 12 months preceding such event attributable to the Subsidiary with respect to which such event has occurred, shall be equal to or less than $10,000,000. If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Convertible Debentures may declare due and payable the principal amount of, premium and Liquidated Damages, if any, plus any accrued interest on, the outstanding Convertible Debentures. At any time after a declaration of acceleration with respect to the Convertible Debentures has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of not less than a majority in principal amount of the outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration and its consequences. (Sections 501 and 502.)

     A "Rating Decline" shall mean a decrease in the rating of the Convertible Debentures by two or more gradations (including gradations within Rating Categories as well as between Rating Categories) with the effect that the Convertible Debentures shall be rated lower than the rating of the Convertible Debentures as of the date of their original issuance by S&P or by Moody's (or the equivalent of any such rating used by another nationally recognized securities rating agency), as the case may be. (Section 101.)

     "Rating Category" shall mean (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another nationally recognized securities rating agency. In determining whether the rating of the Convertible Debentures has decreased by two or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another nationally recognized securities rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation). (Section 101.)

     The Indenture provides that the Trustee will be under no obligation (subject to the duty of the Trustee while an Event of Default is continuing to act with the required standard of care) to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security and indemnification reasonably satisfactory to the Trustee. Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Convertible Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Sections 602 and 512.)

     The Holders of a majority in principal amount of the Convertible Debentures may, on behalf of the Holders of the Convertible Debentures, waive compliance by the Company with certain covenants of the Company in the Indenture. The Holders of a majority in principal amount of the outstanding Convertible Debentures may on behalf of the Holders of all Convertible Debentures waive any defaults except a default in payment of the principal of (or premium, if any), interest on, or Liquidated Damages with respect to, any Convertible Debenture or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Convertible Debenture affected thereby. (Sections 513 and 1009.)

     The Company is required to notify the Trustee in writing promptly upon the occurrence of any default (or Event of Default) in the performance by the Company of its obligations under the Indenture. The Company is also required to inform the Trustee within 90 days after the end of each fiscal year of the Company whether the Company is in default of any of its covenants under the Indenture, specifying any such defaults and the nature and status thereof. (Sections 517 and 1008.)

MERGER AND SALE OF ASSETS BY THE COMPANY

     The Indenture provides that the Company may not consolidate or merge with any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person shall assume by a supplemental indenture the due and punctual payment of the principal of (and premium, if any), interest on, and Liquidated Damages with respect to, all of the Convertible Debentures and the performance of every covenant of the Indenture required to be performed or observed by the Company and shall have provided for conversion rights in accordance with the terms of the Indenture;
(ii) immediately after giving effect to such transaction, no Event of Default (and no event which after notice or lapse of time or both would become an Event of Default) shall have happened and be continuing; and (iii) certain other conditions are met. Upon compliance with these provisions by such Person, the Company would be relieved of its obligations under the Indenture and the Convertible Debentures (except in the case of a lease). (Sections 801 and 802.)

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange the Convertible Debentures in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Convertible Debenture selected for redemption except the unredeemed portion of any Convertible Debenture being redeemed in part. (Section 305.)

     The registered Holder of a Convertible Debenture may be treated as the owner of it for all purposes. (Section 308.)

BOOK ENTRY; DELIVERY AND FORM

     Certificates representing the Convertible Debentures are issued in fully registered form without interest coupons. The Convertible Debentures were initially issued in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC"), and are represented by a permanent global certificate in definitive, fully registered form without interest coupons (the "Global Convertible Debenture") which have been deposited with the Trustee as custodian for DTC and registered in
the name of a nominee of DTC, Cede & Co.   Beneficial interests
in the Global Convertible Debentures may be exchanged for definitive securities ("Certificated Convertible Debentures") in accordance with the terms of the Indenture.

     DTC or its custodian credits on its internal system, the respective principal amount of Convertible Debentures of the individual beneficial interests represented by the Global Convertible Debenture to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in the Global Convertible Debenture will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Convertible Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants). So long as DTC, or its nominee, is the registered owner or holder of the Global Convertible Debenture, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Debentures represented by the Global Convertible Debenture for all purposes under the Indenture and the Convertible Debentures. No beneficial owner of an interest in the Global Convertible Debenture will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium (if any), interest on the Global Convertible Debenture, will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any agent of the Trustee or the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Convertible Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, interest in respect of the Global Convertible Debenture, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of the Global Convertible Debenture as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Convertible Debenture held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a person holding a beneficial interest in the Global Convertible Debenture requires physical delivery of a Certificated Convertible Debenture for any reason, including to sell Convertible Debentures to persons in states which require physical delivery of a Certificated Convertible Debenture or to pledge such Convertible Debentures, such Holder must transfer its interest in the Global Convertible Debenture in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Convertible Debentures only at the direction of one or more participants to whose account the DTC interests in the Global Convertible Debenture is credited and only in respect of such portion of the aggregate principal amount of Convertible Debentures as to which such participant or participants has or have given such direction.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the New Global Convertible Debenture among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Convertible Debentures and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Convertible Debentures in exchange for the Global Convertible Debentures.

CONCERNING THE TRUSTEE

     Continental Stock Transfer & Trust Company acts as Trustee under the Indenture. The address of the Trustee's corporate trust office is Two Broadway, New York, New York 10004, Attention:
Steven G. Nelson.

MARKET PRICE OF CONVERTIBLE DEBENTURES

     The Convertible Debentures are listed on the AMEX under the symbol "VOXA." The following table sets forth the high and low sale prices for the Convertible Debentures during the periods indicated as reported by the AMEX:

Fiscal Periods
--------------                          High       Low
                                        ----       ----
1995
Third Quarter (partial period)*         80         63
Fourth Quarter                          67 1/2     63

1996
First Quarter                           66 1/2     60
Second Quarter                          65 1/2     59 1/4
Third Quarter                           72 3/4     67 1/2
Fourth Quarter (partial period through  78 1/4     68 1/2
October 16, 1996)
------------------
* Note that prior to this period, there was no public market for the Convertible Debentures.


     The Convertible Debentures are currently traded on the American Stock Exchange. The Company does not intend to seek a delisting of the Convertible Debentures from the AMEX following the consummation of the Exchange Offer. However, the Company believes that, following the consummation of the Exchange Offer and depending on the extent of participation in the Exchange Offer, the Convertible Debentures may not be able to meet the listing requirements of the AMEX, and, therefore, the Convertible Debentures could be delisted by the AMEX. For a discussion of the possible consequences of delisting, see "Risk Factors -- Effect of Exchange Offer on Unconverted Securities." For comparable information regarding the Class A Common Stock, see "Description of Capital Stock -- Market Price of Class A Common Stock."

                  DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock (the "Class B Common Stock"), 50,000 shares of Preferred Stock, par value $50 per share, and 1,500,000 shares of Series Preferred Stock, par value $.01 per share. As of October 16, 1996, there were 7,233,834 shares of Class A Common Stock outstanding. As of October 16, 1996, 2,260,954 shares of Class B Common Stock and 50,000 shares of Preferred Stock were issued and outstanding. There are no shares of Series Preferred Stock outstanding. Assuming that all holders of the outstanding Convertible Debentures accept the Exchange Offer, there would be up to an additional 10,725,000 shares of Class A Common Stock outstanding upon consummation of the Exchange Offer.

     The following summary description relating to the Class A Common Stock, the Class B Common Stock, the Preferred Stock (as defined below), Series Preferred Stock (as defined below), the Blau Warrant (as defined below), the Maxim Warrant (as defined below) and the Warrants (as defined below) does not purport to be complete. A description of the Company's Class A Common Stock, Class B Common Stock, Preferred Stock and Series Preferred Stock is contained in the Certificate of Incorporation of the Company. Additionally, a description of the Blau Warrant, the Maxim Warrant and the Warrants are contained in their respective warrant agreements. Reference is made to such Certificate of Incorporation and, with respect to the Warrants, the warrant agreement for a detailed description of the provisions thereof summarized below.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

VOTING RIGHTS

-------------

     Except for the election or removal without cause of directors, as required by the Certificate of Incorporation, and except for such separate class votes as may be required by Delaware law and the Certificate of Incorporation, holders of both classes of Common Stock vote as a single class on all matters, including amendment of the Certificate of Incorporation to increase or decrease the aggregate number of authorized shares of any class or classes of stock. In all cases, each share of Class A Common Stock is entitled to cast one vote per share and each share of Class B Common Stock is entitled to cast ten votes per share.

     Holders of Class A Common Stock, voting separately as a class, are entitled to elect 25% of the Board of Directors (rounded up to the nearest whole number) so long as the number of outstanding shares of Class A Common Stock is at least 10% of the total number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class A Common Stock should become less than 10% of the total number of outstanding shares of both classes of Common Stock, directors would then be elected by all stockholders voting as one class, except holders of Class A Common Stock would have one vote per share and holders of Class B Common Stock would have ten votes per share. In such event, the American Stock Exchange may consider delisting the Class A Common Stock.

     The holders of a majority of the Class B Common Stock, voting separately as a class, will continue to be able to elect the directors not elected by holders of the Class A Common Stock, so long as the number of outstanding shares of Class B Common Stock is at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock falls below that percentage, directors not elected by the holders of Class A Common Stock will be elected by the holders of both classes of Common Stock, with holders of Class A Common Stock having one vote per share and holders of Class B Common Stock having ten votes per share.

     Directors may be removed, with or without cause, provided that any removal of directors without cause may be made only by the holders of the class or classes of Common Stock that elected them. Vacancies in a directorship may be filled by the vote of the class of shares that had previously filled that vacancy, or by the remaining directors elected by that class however, if there are no such directors, the vacancy may be filled by the remaining directors.

     The outstanding shares of Class A Common Stock equal approximately 75.0% of the shares of both classes outstanding, and the holders of Class A Common Stock have approximately 23.0% of the combined voting power of both classes of Common Stock. The holders of Class B Common Stock, therefore, have the power to amend the Company's Certificate of Incorporation to authorize the issuance of enough additional Class B Common Stock to decrease the outstanding amount of Class A Common Stock to less than 10%. Because of limitations on dividends in shares of Class A Common Stock and Class B Common Stock, stock dividends will have the effect of strengthening the control position of holders of Class B Common Stock.

DIVIDENDS
---------

     The holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends or distributions declared by the Board of Directors in equal amounts, share for share, except as hereafter noted. With respect to a cash dividend, the Board may pay an equal or greater amount per share on the Class A Common Stock than on the Class B Common Stock or declare and pay a cash dividend on the Class A Common Stock without any such dividend being declared and paid on the Class B Common Stock.
The Company has never declared or paid cash dividends on this Common Stock.

     In addition, dividends paid in shares of Class A Common
Stock or Class B Common Stock may be paid only as follows:

     (i) shares of Class A Common Stock may be paid only to holders of shares of Class A Common Stock and shares of Class B
Common Stock may be paid only to holders of Class B Common Stock;
and

     (ii) the same number of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common
Stock.

CONVERSION
----------

     At the option of the holder, each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock. Conversion of a significant number of shares of Class B Common Stock into Class A Common Stock could put control of the entire Board of Directors into the hands of such holders of the Class B Common Stock who so convert.

RESTRICTIONS ON TRANSFER OF CLASS B COMMON STOCK
------------------------------------------------

     Without the written consent of holders of two-thirds of the outstanding shares of Class B Common Stock, shares of Class B Common Stock may not be transferred except to another holder of Class B Common Stock, certain family members of the holder and certain other permitted transferees. Upon any nonpermitted sale or transfer, shares of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock. Accordingly, no trading market will develop in the Class B Common Stock and the Class B Common Stock will not be listed or traded on any exchange or in any market.

OTHER RIGHTS
------------

     Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any Preferred Stock and Series Preferred Stock, all holders of Common Stock, regardless of class, are entitled to share ratably in any assets available for distribution on liquidation, dissolution or winding up of the Company. No shares of either class of Common Stock are subject to redemption. All outstanding shares are, and all shares issuable upon conversion of the Debentures offered hereby will be, when issued upon such conversion in accordance with the terms of the Debentures, legally issued, fully paid and nonassessable. The Company may not subdivide or combine shares of either class of Common Stock without at the same time proportionally subdividing or combining shares of the other class of Common Stock.

EFFECTS OF DISPROPORTIONATE VOTING RIGHTS
-----------------------------------------

     The disproportionate voting rights of Class A Common Stock and Class B Common Stock could have an adverse effect on the market price of the Class A Common Stock. Such disproportionate voting rights may effectively preclude the Company from being taken over in a transaction not supported by holders of Class B Common Stock, may render more difficult or discourage a merger proposal or tender offer or may preclude a successful proxy contest, even if such actions were favored by stockholders of the Company other than the holders of the Class B Common Stock. Accordingly, such disproportionate voting rights may deprive stockholders of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from stockholders at such a premium price.

TRANSFER AGENT
--------------

     The transfer agent and registrar for shares of the Class A
Common Stock and Class B Common Stock is Continental Stock
Transfer & Trust Company, New York, New York.

PREFERRED STOCK

PREFERRED STOCK
---------------

     The Company is authorized to issue up to 50,000 shares of Preferred Stock (the "Preferred Stock"), all of which have been issued and are outstanding. Such shares are nonvoting and have preference over the Common Stock in the event of liquidation, dissolution or winding up of the Company to the extent of its par value of $50 per share.

SERIES PREFERRED STOCK
----------------------

     The Company is authorized to issue up to 1,500,000 shares of Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), none of which has been issued. The Certificate of Incorporation provides that the Board of Directors may issue by resolution shares of Series Preferred Stock from time to time in one or more series and fix, as to each such series, the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions pertaining thereto, including voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation and conversion rights. However, the Company may not issue shares of Series Preferred Stock carrying in excess of one vote per share or convertible into Class B Common Stock without prior approval of a majority in interest of the holders of Class B Common Stock. The Company has no present plans for the issuance of any shares of Series Preferred Stock.

     It is not possible to state the actual effect of the authorization of the Series Preferred Stock upon the rights of holders of Class A Common Stock, Class B Common Stock and Preferred Stock until the Board determines the specific rights thereof. However, such effects might include (a) restrictions on dividends on either class of Common Stock if dividends on Series Preferred Stock have not been paid; (b) dilution of the voting power of the Class A Common Stock to the extent that the Series Preferred Stock has voting rights; (c) dilution of the equity interest of the Class A Common Stock to the extent that the Preferred Stock is convertible into Class A Common Stock; or (d) either class of Common Stock and Preferred Stock not being entitled to share in the Company's assets upon liquidation, dissolution or winding up until satisfaction of any liquidation preference granted to holders of Series Preferred Stock. The Company has been advised that under its current listing requirements the American Stock Exchange would consider delisting the Class A Common Stock if any Series Preferred Stock diluted the class voting rights of the Class A Common Stock. Issuance of Series Preferred Stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of Series Preferred Stock may be used as an antitakeover device without further action on the part of the stockholders of the Company.

WARRANTS

BLAU WARRANT
------------

     The Company and Harvey R. Blau ("Blau") have entered into a letter agreement, dated April 1, 1993 (the "Consulting Agreement"). Pursuant to the Consulting Agreement, the term of which was from April 1, 1993 to March 31, 1995, Blau was to render up to 20 hours of consulting services to the Company per year. In connection with the Consulting Agreement, Blau was awarded a warrant (the "Blau Warrant") to purchase 100,000 shares of Class A Common Stock at a purchase price of $7.50 per share (subject to adjustment upon certain events described in the Blau Warrant). The Blau Warrant is exercisable in whole or in part, from time-to-time, until December 31, 1998. On December 15, 1993, the Company and Blau executed a letter agreement pursuant to which it was agreed that Blau had performed in excess of 40 aggregate hours of consulting services under the Consulting Agreement, that no further services were required to be performed by Blau under the Consulting Agreement and that the consideration for the Blau Warrant was deemed fully paid.

MAXIM WARRANT
-------------

     The Company and James Maxim ("Maxim") have entered into an Agreement, dated September 23, 1993 and effective December 1, 1993, pursuant to which the Company acquired all of the issued and outstanding stock of H & H Eastern Distributors, Inc. owned by Maxim, and as a result, the Company became the sole stockholder of H & H Eastern Distributors, Inc. In connection with such Agreement, the Company issued to Maxim a warrant (the "Maxim Warrant") to purchase 50,000 shares of Class A Common Stock, at a purchase price of $14.375 per share. The per share purchase price and number of shares purchasable pursuant to the Maxim Warrant are each subject to adjustment upon the occurrence of certain events described in the Maxim Warrant. The Maxim Warrant is exercisable, in whole or in part, from time-to-time, until September 22, 2003. In connection with the Maxim Warrant, Maxim has the right to require the Company to file with the SEC, on or after September 22, 1995, a registration statement relating to the sale by Maxim of the Class A Common Stock purchasable pursuant to the Maxim Warrant.

OTHER WARRANTS
--------------

     On May 9, 1995 (the "Warrant Closing Date"), the Company closed an offering of warrants (the "Warrants") pursuant to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, a copy of which is included as an exhibit to this Registration Statement, and is incorporated herein by reference. 1,668,875 warrants (the "Warrants") were issued with each Warrant entitling the holder thereof to purchase one share of Class A Common Stock, par value $.01 per share (the "Class A Common Stock), of the Company at any time on or prior to March 15, 2001 (the "Expiration Date"). The exercise price of each Warrant is $7-1/8 per share (the "Warrant Exercise Price"). The Warrant Exercise Price and the number of shares of Class A Common Stock acquirable upon exercise of a Warrant is subject to adjustment in certain limited circumstances.

     Each beneficial holder of the Convertible Debentures as of June 3, 1994 who elected to invest in the Warrants acquired 30 Warrants per $1,000 principal amount of Convertible Debentures (except for Oppenheimer & Co., Inc., which acquired 25 Warrants per $1,000 principal amount of Convertible Debentures) held as of such date in consideration for the delivery by such person of a release which released the Company, the Initial Purchasers, and their respective directors, officers, partners, employees and agents, from liability for any and all potential claims, if any, such beneficial holder may have against such persons in connection with such purchaser's investment in the Convertible Debentures and the offering of the Convertible Debentures.

     The Warrants may not be exercised (a) until the later of (x) one year after issuance and (y) the date a registration statement with respect to the Class A Common Stock issuable upon exercise of the Warrants has been filed and declared effective by the Securities and Exchange Commission (the "SEC") or (b) after March 15, 2001 (the "Expiration Date") unless the Warrants are terminated sooner under certain circumstances. The Warrants are currently exerciseable.

     The Company filed with the SEC within 300 days of the Warrant Closing Date of the offering and caused such filing to become effective within 365 days of the Warrant Closing Date, a registration statement with respect to the issuance of the Class A Common Stock underlying the Warrants upon exercise thereof.
Had such registration statement with respect to the Common Stock not been filed within such 300-day period or declared effective within such 365-day period, the exercise price of the Warrants would have decreased by $1/8 per share of Class A Common Stock; subject to additional decreases of $1/8 per share for each additional six-month period for which such registration statement was not filed or declared effective, as the case may be. In addition, the Warrant Exercise Price will also decrease by $1/8 per share of Class A Common Stock should such registration statement cease to be effective for more than 90 days (180 days in certain circumstances) in any 365-day period, subject to additional decreases of $1/8 per share of Class A Common Stock for each additional six-month period for which such registration statement ceases to be effective. Notwithstanding the foregoing, the maximum number of $1/8 per share decreases shall be 10 and there shall be no more than one such decrease in any six-month period (each of such events which results in a decrease in the Warrant Exercise Price being referred to herein as a "Warrant Registration Default"). The Company will be obligated to use its reasonable best efforts to cause the registration statement relating to the Class A Common Stock to remain effective until the Expiration Date.

     If less than 5% of the Warrants initially issued remain outstanding, the Company may elect, by written notice to each holder of the Warrants, that the Warrants will expire on the 30th day after delivery of such notice.

     In connection with the Warrant offering, John J. Shalam, Chief Executive Officer of the Company, granted the Company the Shalam Option to purchase 1,668,875 shares of Class A Common Stock. The Shalam Option Price is equal to the sum of (a) the Warrant Exercise Price (without giving effect to any decreases of such price as a result of a Registration Default) plus (b) an additional amount (the "Tax Amount") intended to reimburse Mr. Shalam for any additional taxes per share required to be paid by Mr. Shalam as a result of the payment of the Shalam Option Price being treated for federal, state and local income tax purposes as the distribution to Mr. Shalam of a dividend (taxed at ordinary income rates without consideration of Mr. Shalam's basis), rather than as a payment to Mr. Shalam for the sale of his Class A Common Stock to the Company (taxed at the capital gains rate with consideration of Mr. Shalam's basis and considering any stepped up basis to Mr. Shalam's heirs, successors or assigns (a "Successor")) pursuant to the Shalam Option. The shares of Class A Common Stock underlying the Shalam Option have been legended with a description of the Shalam Option. Any Successor acquiring the shares of Class A Common Stock underlying the Shalam Option (whether by sale, transfer or upon Mr. Shalam's death) will acquire such shares subject to the terms of the Shalam Option. Mr. Shalam and any Successor will be entitled to the Tax Amount upon delivery of a satisfactory notice to the Company that the payment of a Tax Amount is required to reimburse such person for such additional taxes. The Shalam Option will be exercisable in the sole discretion of the then-independent members of the Board of Directors (which shall in no event include Mr. Shalam). The Company will be able to exercise the Shalam Option in whole or in part only if the Warrants are exercised and then only for the same number of shares of Class A Common Stock as are purchased under the Warrants.

DELAWARE LAW

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either: (i) prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person becomes an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes in interested stockholder; or (iii) the business combination is approved by the Board of Directors and by at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date of the business combination. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

     Section 203 of the Delaware General Corporation Law contains provisions normally considered to have the effect of inhibiting a non-negotiated merger or other business combination.
Consequently, the market price of the Class A Common Stock may be less likely to reflect a "premium for control."

MARKET PRICE OF CLASS A COMMON STOCK

     The Class A Common Stock is listed on the AMEX under the symbol "VOX." The following table sets forth the high and low sales price for the Class A Common Stock during the periods indicated as reported by the AMEX.

Fiscal Periods                          High         Low
--------------                          -----        ----
1994
First Quarter                           $ 18 3/8     $14 1/4
Second Quarter                            16          11 7/8
Third Quarter                             12 3/4       6 1/4
Fourth Quarter                             9 3/8       6 3/4

1995
First Quarter                              8 1/2       6 3/8
Second Quarter                             7           5 1/16
Third Quarter                              7 3/8       4 7/16
Fourth Quarter                             6 13/16     4 3/8

1996
First Quarter                              6 3/8       4 3/4
Second Quarter                             7 7/16      4 1/16
Third Quarter                              6 5/16      4
Fourth Quarter (partial period through
October 16, 1996)                          6 3/4       4 7/8


            CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following general discussion is a summary of certain United States federal income tax aspects with respect to the Exchange Offer and is for general information only and does not consider all aspects of United States federal income tax that may be relevant to a holder of Convertible Debentures in light of his or her personal circumstances. The discussion assumes that the Convertible Debentures are properly classified as indebtedness for federal income tax purposes. The discussion does not address the United States federal income tax consequences to holders of Convertible Debentures who do not hold the Convertible Debentures and the Class A Common Stock to be issued pursuant to the Exchange Offer as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion also does not address the United States federal income tax consequences to holders of Convertible Debentures subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, and investors in pass-through entities. In addition, the discussion is generally limited to the United States federal income tax consequences to holders of Convertible Debentures tendering such Convertible Debentures in the Exchange Offer. The discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion.

     The following discussion is limited to the United States federal income tax consequences relevant to a holder of Convertible Debentures that is (i) a citizen or resident of the United States, (ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein,
(iii) an estate or trust, the income of which is subject to United States federal income tax regardless of the source, or
(iv) a "U.S. Trust." For this purpose, for taxable years beginning prior to January 1, 1997, unless the trustee makes the election described below, a "U.S. Trust" is any trust, the income of which is subject to United States federal income tax regardless of the source; for taxable years beginning after December 31, 1996, or if the trustee elects to apply the following definition, a "U.S. Trust" is any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Trusts should consult their own tax advisers regarding their status as U.S. Trusts under these rules.

     PERSONS TENDERING CONVERTIBLE DEBENTURES IN EXCHANGE FOR CLASS A COMMON STOCK IN THE TENDER OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CONVERTIBLE
DEBENTURES

 THE EXCHANGE OFFER

     The determination of whether the exchange of Convertible Debentures for Class A Common Stock is a tax-free "recapitalization" for federal income tax purposes depends upon whether the Convertible Debentures are "securities" for federal income tax purposes. The term "security" is not defined in the Code or regulations, and has not been clearly defined by court decisions. Important factors to be considered in determining whether the Convertible Debentures constitute securities include, among other things, length of time to maturity, degree of continuing interest in the issuer, similarity of the debt instrument to a cash payment, and the purpose of the borrowing. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities and corporate debt instruments with maturities when issued of ten years or more generally are considered securities. Although the issue is not free from doubt, the Company intends to take the position that the Convertible Debentures will be treated as "securities" for federal income tax purposes and, except when otherwise indicated, the balance of this discussion is based on the assumption that such treatment will be respected.

     If the Convertible Debentures are "securities" for federal income tax purposes, a holder exchanging Convertible Debentures for Class A Common Stock in the Exchange Offer will not recognize gain or loss in respect of such exchange for federal income tax purposes, except with respect to cash received for accrued but unpaid interest or in lieu of receipt of fractional shares of Class A Common Stock. A holder's adjusted tax basis in the Class A Common Stock received will be equal to the holder's adjusted tax basis in the Convertible Debentures exchanged therefor (other than any basis attributable to accrued interest). A holder's holding period in the Class A Common Stock received in the exchange will include the holder's holding period in the Convertible Debentures exchanged therefor.

     If the exchange of Convertible Debentures for Class A Common Stock is not treated as a recapitalization for federal income tax purposes (e.g., because the Convertible Debentures are not treated as "securities" for federal income tax purposes), a holder of Convertible Debentures would recognize gain or loss for federal income tax purposes in an amount equal to the difference between the fair market value of the Class A Common Stock received and the holder's tax basis in the Convertible Debentures. (not including tax basis attributable to any accrued and unpaid interest thereon). Subject to the discussion of accrued interest and "Market Discount" below, gain or loss recognized by a holder on the exchange generally would be capital gain or loss and would be long-term capital gain or loss if such holder's holding period for the Convertible Debentures exceeded one year at the time of the exchange. If the exchange is not treated as a recapitalization for federal income tax purposes, a holder's tax basis in the Class A Common Stock received would equal its fair market value, and the holding period for such Class A Common Stock would begin on the day after the date of the exchange.

     Cash will be paid to holders for accrued but unpaid interest and in lieu of the receipt of fractional shares of Class A Common Stock in the Exchange. Regardless of whether or not the Exchange is treated as a recapitalization for tax purposes, holders will be required to include as ordinary income the amount of cash received for accrued interest, to the extent such amount has not previously been included in income. A holder who receives cash in lieu of a fractional share of Class A Common stock will generally be treated as having received the cash in exchange for a fractional share which the holder is deemed to have received, provided that the distribution of that cash is not "essentially equivalent to a dividend." Gain or loss recognized as a result of that deemed exchange will be equal to the cash amount received less the holder's basis in the fractional share deemed received.

 MARKET DISCOUNT

     Holders of Convertible Debentures who acquire them at a "market discount" will be subject to the market discount rules of the Code applicable to the exchange. Subject to a de minimus exception, "market discount" is generally defined as the excess (if any) of (i) the "stated redemption price at maturity" (as such phrase is defined in the Code) of a debt obligation over
(ii) the tax basis of the obligation in the hands of the holder immediately after its acquisition. Unless the holder elects otherwise, the amount of accrued market discount as of a date generally would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the Convertible Debentures have been held by the holder, and the denominator of which is the number of days from the date of the holder's acquisition of the Convertible Debentures to their maturity date.

     The market discount rules provide that gain recognized on the disposition of a market discount bond must be included as ordinary income, rather than as capital gain, to the extent of the market discount accrued during the holder's period of ownership, unless the holder elected to include market discount in income as it accrued. It is possible, though unlikely, that these rules could require recognition of ordinary income even in the case of an otherwise tax-free recapitalization. Regulations have not been issued concerning the recognition of market discount in the case of tax-free transactions; thus, it is unclear how these rules will apply to the exchange. Regulations are expected to be issued which would provide that any accrued market discount not treated as ordinary income upon an exchange of market discount bonds in which gain or loss is not recognized in whole or in part (such as in the Exchange Offer if such exchange is treated as a recapitalization for federal income tax purposes) would carry over to the nonrecognition property received in the exchange (i.e., the Class A Common Stock). If such regulations are promulgated and are applicable to the Exchange Offer, any accrued market discount not treated as ordinary income as a result of the exchange would carry over to the Class A Common Stock. On the disposition of such Class A Common Stock, any gain recognized generally would be treated as ordinary income to the extent of the accrued market discount as of the time of the Exchange Offer not previously included in the holder's income.

 CLASS A COMMON STOCK

     Under Section 301(c) of the Code, distributions made with respect to shares of Class A Common Stock generally will be treated as ordinary income to the extent of the Company's current and accumulated earnings and profits for the taxable year of the distribution. Amounts distributed in excess of such earnings and profits are treated as a tax-free return of capital to the extent of the holder's tax basis in its shares of Class A Common Stock, with any amount distributed in excess of such tax basis being treated as an amount received on a sale or exchange of the stock. A 70% dividends received deduction (80% for corporate holders owning 20% or more in voting power and fair market value of the Company's stock) may be available for certain corporate holders, subject to numerous conditions and exceptions.

     Generally, gain or loss is recognized on a sale or other disposition of Class A Common Stock to the extent of the difference between the amount of cash (and the fair market value of other property) received in the disposition and the holder's tax basis in its Class A Common Stock. Such gain or loss will subject to the discussion of market discount above, be capital gain or loss and will be long-term capital gain or loss if the Class A Common Stock has been held for more than one year. Currently, net capital gains and ordinary income of corporations are taxable at the same maximum rate (35%), whereas net long-term capital gains of individuals are taxable at a maximum rate (28%) that is lower than the maximum rate applicable to ordinary income (39.6%). In the case of both individuals and corporations, capital losses generally may be used to offset only capital gains, subject to a de minimis exception of $3,000 per annum in the case of individuals

 BACKUP WITHHOLDING

     A holder of Class A Common Stock may be subject to backup withholding at the rate of 31% with respect to dividends paid on the Class A Common Stock, unless the holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Holders receiving Class A Common Stock in exchange for Convertible Debentures should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Any amount paid as backup withholding will be creditable against the holder's federal income tax liability.

 HOLDERS OF CONVERTIBLE DEBENTURES WHO DO NOT PARTICIPATE IN THE
 EXCHANGE OFFER

     Holders of Convertible Debentures who elect not to participate in the Exchange Offer and who consequently do not exchange their Convertible Debentures for Class A Common Stock will not recognize gain or loss as a consequence of the Exchange
Offer.

     THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE TENDER OFFER AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF CONVERTIBLE DEBENTURES. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE.

               INTEREST IN CONVERTIBLE DEBENTURES

     Based upon the Company's records and upon information provided to the Company by its directors, executive officers and affiliates, except as provided below, neither the Company nor any of its subsidiaries or affiliates nor any of the directors or executive officers of the Company, nor any associates of any of the foregoing, including the directors or executive officers of its subsidiaries, has effected any transactions in the Convertible Debentures during the forty business day period prior to the date hereof. Martin Novick, Vice President, Consumer Electronics, owns $222,000 aggregate principal amount of Convertible Debentures, $29,000 of which were purchased in the last forty business days. Any Convertible Debentures owned directly or indirectly by officers/directors at the time of the Exchange Offer are eligible for exchange if properly tendered pursuant to the Exchange Offer on the same basis as all other Convertible Debentures.

    CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS
           WITH RESPECT TO THE CONVERTIBLE DEBENTURES

     Other than the Indenture none of the Company nor any of its affiliates, directors or executive officers, or any of the executive officers or directors of its subsidiaries, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Exchange Offer with respect to any securities of the Company (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

     Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates for the Convertible Debentures and any other required documents should be sent by each Debentureholder or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses set forth below:


                       THE EXCHANGE AGENT:

           CONTINENTAL STOCK TRANSFER & TRUST COMPANY

         By Mail:          By Hand:       Overnight Delivery:

     c/o Continental   c/o Continental   c/o Continental Stock
     Stock Transfer &   Stock Transfer    Transfer & Trust
     Trust Company      & Trust Company   Company
     Two Broadway      Two Broadway      Two Broadway
     New York, NY      New York, NY      New York, NY
     10004             10004             10004
                                         Attn: Reorganization
                                              Department.

                        By Facsimile:
                        (212) 509-5150

                       Toll Free Number
                        (800) 509-5586

     Any questions or requests for assistance or additional copies of this Offering Circular, the Letter of Transmittal and/or the Notice of Guaranteed Delivery may be directed to the Exchange Agent at its telephone number and address set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offers.